Exhibit (p)1.2

AQR CAPITAL MANAGEMENT, LLC (“AQR”)

AMENDED AND RESTATED

COMPLIANCE MANUAL

THIS MANUAL IS THE PROPERTY OF AQR CAPITAL MANAGEMENT, LLC AND MUST BE RETURNED TO AQR SHOULD AN EMPLOYEE’S ASSOCIATION WITH AQR TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES.

A copy of this manual is available in:

N:/Compliance Manual/AQR Compliance Manual May 24, 2005

Date of last revision:

May 24, 2005

Confidential

TABLE OF CONTENTS

I.	COMPLIANCE PROGRAM	I-1

A.	General Standards	I-1
B.	Annual Review	I-1

II.	CODE OF ETHICS	II-l

A.	General Standards	II-l
	1. Preamble	II-l
	2. Antifraud Provision	II-2
	3. Conflicts of Interest	II-2
	4. Enforcement of Fiduciary Duty	II-3
	5. Compliance Manual Adherence	II-3
	6. Sanctions	II-3
B.	Personal Trading Policies	II-4
	1. Holdings and Transactions Covered By the Personal Trading Policy	II-4
	2. Reporting Requirements	II-5
	3. Restricted Securities	II-6
	4. Prohibition Against Front-Running	II-7
	5. Prohibited Transactions	II-7
	6. Pre-Clearance of Transactions	II-8
	7. Quick Reference	II-10
C.	Policy To Prevent the Misuse of Non-Public Information	II-l1
	1. Insider Information	II-11
	2. Forms of Material Information	II-12
	3. Non-Public Information	II-12
	4. Reporting Obligations	II-13
	5. Full Disclosure	II-13
	6. Trading Affiliated Managers Group Securities	II-14
	7. Annual Certification	II-14
D.	Section Glossary	II-15

III.	POLICY FOR OUTSIDE ACTIVITIES	III-l

	1. When Do The Requirements Apply	III-l
	2. Requirements	III-l

IV.	ACCEPTANCE AND RECEIPT OF GIFTS	IV-1

	1. General Requirements	IV-1
	2. Gifts to Government Officials Within the U.S.	IV-1
	3. Gifts to Foreign Government Officials	IV-1

V.	POLITICAL CONTRIBUTIONS	V-l

VI.	MEDIA POLICY	VI-1

i

VII.	MARKETING ACTIVITIES	VII-1

A.	Anti-Fraud Restrictions on Advertising	VII-1
	1. In General	VII-1
	2. Restricted Terms	VII-2
B.	Marketing AQR Funds	VII-2
C.	Use of Performance Data	VII-3
	1. Full and Fair Disclosure	VII-3
	2. Comparison with Market Indices	VII-3
	3. Performance Presentation Restrictions	VII-3
	4. Hypothetical Performance In Marketing Presentations	VII-4
	5. Calculation of Annual Rates of Return In Presentations	VII-5
	6. Performance of Proprietary Accounts In Marketing Presentations	VII-5
	7. Deduction of Fees	VII-5
D.	AQR’s Website	VII-6
E.	Solicitors and Referral Fees	VII-6
	1. General	VII-6
	2. Affiliated Solicitors	VII-7
	3. Unaffiliated Solicitors	VII-7
F.	Associated Persons	VII-7
	1. Ethics Training	VII-7
G.	Section Glossary	VII-9

VIII.	ANTI-MONEY LAUNDERING PROCEDURES	VIII-1

A.	General	VIII-1
B.	Anti-Money Laundering Compliance Officer	VIII-1
C.	Training	VIII-1
D.	Independent Audit	VIII-2
E.	Know Your Client and Investor Identification	VIII-2
	1. Natural Person Investors	VIII-2
	2. Legal Entities Other Than Natural Persons	VIII-2
	3. Prohibited Investors	VIII-3
	4. Investors Requiring Enhanced Due Diligence	VIII-4
	5. Enhanced Due Diligence Procedures	VIII-4
F.	Review of Existing Investors and Detection of Suspicious Activities	VIII-5
G.	Reliance Upon Investor Identification Performed by Third Parties	VIII-6
H.	Section Glossary	VIII-8

IX.	CLIENT SERVICE	IX-1

A.	Account Opening	IX-1
	1. General	IX-1
	2. Fund Subscriptions	IX-1
	3. Advisory Clients	IX-2
B.	Maintaining And Servicing Client Accounts	IX-2
	1. Advisory Clients	IX-2
	2. Fund Participants	IX-3

C.	Complaints	IX-3
D.	Section Glossary	IX-3

X.	CLIENT DATA PRIVACY	X-l

A.	General	X-l
B.	Safeguarding Records	X-l
C.	Initial Privacy Notice	X-2
D.	Annual Privacy Notice	X-2

XI.	INVESTMENT MANAGEMENT	XI-3

A.	Client and Regulatory Mandates	XI-3
B.	Allocation Of Trade Opportunities	XI-3
C.	Proprietary Accounts	XI-4
D.	Execution of Orders	XI-4
E.	Aggregate Orders	XI-5
F.	Directed Brokerage	XI-5
G.	Position Limits In Futures	XI-6
H.	Cross Transactions	XI-6
I.	Soft Dollar Arrangements	XI-7
	1. General Guidelines	XI-8
	2. Soft-Dollar Committee	XI-9
J.	Selection of Counterparties and Brokers/Dealers	XI-9
	1. General	XI-9
	2. Approval Process	XI-10
	3. NFA By-Law 1101 Consideration	XI-10
K.	Section Glossary	XI-10

XII.	PROCEDURAL ERRORS	XII-1

A.	Procedures for Reporting Errors	XII-1
B.	Follow-Up and Resolution	XII-1
C.	Error Account	XII-1

XIII.	PROXY POLICY	XIII-2

A.	General	XIII-2
B.	Proxy Guidelines	XIII-2
C.	Proxy Procedures	XIII-3
D.	Conflicts of Interest	XIII-3

XIV.	BOOKS AND RECORDS	XIV-1

A.	General	XIV-1
B.	Required General and Financial Records	XIV-1
C.	Required Client Records	XIV-2
D.	Required Trading Records	XIV-3
E.	Marketing Records	XIV-3
F.	Time of Retention	XIV-4

G.	Location of Records	XIV-4
H.	Form of Storage	XIV-4

I.	COMPLIANCE PROGRAM

A.	General Standards

AQR employees are bound by the highest of ethical standards. As a registered investment adviser, AQR is subject to numerous laws and regulations at both the federal and state levels.

AQR and its employees also owe fiduciary duties of trust and loyalty to the firm’s clients. They have a professional duty to conduct their business in a legal and ethical manner, avoiding even the appearance of conflicts of interest or other impropriety. AQR requires full compliance with all applicable laws, regulations and internal rules.

Unless specifically noted, the policies set forth in this Compliance Manual apply to all employees in all AQR business units. Certain aspects of these policies also may be applied to consultants and independent contractors retained by AQR. If you retain consultants or contractors from time to time who may have access to sensitive information about AQR or its business, you should consult with the CCO.

REMEMBER:

•	Compliance is your responsibility. Good judgment and a conscientious, professional, ethical approach will resolve most compliance issues. You should consult with your supervisor if you have any questions. You also should never hesitate to contact AQR’s Chief Compliance Officer (“CCO”) or the General Counsel for guidance and direction. Violations of these rules will result in appropriate discipline.

•	AQR’s CCO must approve in advance any exceptions to these policies. Exceptions may sometimes be allowed, for example, where our requirements are stricter than laws or regulations require. But exceptions will only be allowed if they are approved in advance.

B.	Annual Review

AQR will review its policies and procedures annually to determine their adequacy and the effectiveness of their implementation. The review will consider any compliance matters that arose during the previous year, any changes in AQR’s business activities of or its affiliates, and any changes in the Advisers Act or applicable regulations that might suggest a need to revise the policies or procedures.

I-1

II.	CODE OF ETHICS

A.	General Standards

1.	Preamble

AQR has adopted the following Code of Ethics (the “Code”) to achieve the highest level of ethical standards and compliance with federal securities laws. AQR’s Code is comprised of the General Standards, the Personal Securities Policy, and the Policy To Prevent the Misuse of Non-Public Information. The Code is designed to reasonably prevent any director, trustee, officer, or employee of AQR;

•	from employing a device, scheme or artifice to defraud a Fund or any client;

•	from making to a Fund or any client any untrue statement of a material fact or omit to state to a Fund or any client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

•	from engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Fund or any client;

•	from engaging in a manipulative practice with respect to a Fund or any client; in connection with purchase or sale of a Security Held or to be Acquired by a Fund or any client.

•	from violating federal and state securities laws.

As a fiduciary, AQR owes its clients more than honesty and good faith alone. AQR has an affirmative duty to act in the best interests of its clients and to make full and fair disclosure of all material facts, particularly where AQR’s interests may conflict with those of its clients.

Pursuant to this duty, AQR must at all times act in its clients’ best interests, and AQR’s conduct will be measured against a higher standard of conduct than that used for mere commercial transactions. Among the specific obligations that the Securities and Exchange Commission (the “SEC”) has indicated flow from an adviser’s fiduciary duty are:

•	A duty to have a reasonable, independent basis for its investment advice;

•	A duty to obtain best execution for clients’ securities transactions where the adviser is in a position to direct brokerage transactions;

•	A duty to ensure that its investment advice is suitable to the client’s objectives, needs and circumstances;

•	A duty to refrain from effecting personal securities transactions inconsistent with client interests; and

•	A duty to be loyal to clients.

•	Each employee owes the same fiduciary responsibilities to AQR’s clients as set forth above.

2.	Antifraud Provision

It is unlawful for any AQR employee to directly or indirectly:

•	employ any device, scheme, or artifice to defraud any client or prospective client;

•	to engage in any transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client;

•	act as a principal for its own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of any such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining consent of the client to such transaction; or

•	to engage in any act, practice, or course of business that is fraudulent, deceptive, or manipulative.

3.	Conflicts of Interest

Potential conflicts of interest may exist between AQR and its advisory clients under certain circumstances in which AQR provides services to clients, including those related to securities transactions as agent (or in certain cases as principal) on behalf of the clients. To the extent such potential conflicts exist, AQR will only engage in the activity giving rise to the conflicts if it first notifies and obtains approval from the CCO.

Sections 206(1) and 206(2) of the Advisers Act address conflicts of interest that may arise in an investment advisory relationship, even though the conflicts may not specifically involve prohibited activities. Examples of potential conflicts of interest, and the higher standard of disclosure to which they are subject, include:

•	when an adviser receives compensation, directly or indirectly, from a source other than the client for recommending a security, the adviser must disclose the nature and extent of the compensation;

•	when an adviser or an affiliate of the adviser has an interest (e.g., selling commissions, etc.) in an investment being recommended, the extent of the adviser’s interest must be disclosed;

•	when an adviser or an affiliate will be buying or selling the same securities as a client, the client should be informed of this fact and also whether the adviser (or the affiliate) is or may be taking a position inconsistent with the client’s position; and

•	when an adviser or related party compensates a third party for referring a client, the material terms of the arrangement must be disclosed to, and acknowledged, by the client.

4.	Enforcement of Fiduciary Duty

AQR has adopted the procedures set forth in this Code to ensure that AQR and its employees fulfill its fiduciary obligations to its clients. Every employee is responsible for understanding and complying with the rules and procedures set forth in this Code and the Compliance Manual.

5.	Compliance Manual Adherence

FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THE COMPLIANCE MANUAL, CONSTITUTES A BREACH OF AN EMPLOYEE’S OBLIGATION TO CONDUCT HIM/HERSELF IN ACCORDANCE WITH AQR’S CODE, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW. APPROPRIATE REMEDIAL ACTION BY AQR MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES, OR SUSPENSION OR TERMINATION OF EMPLOYMENT.

EMPLOYEES ARE ALSO REQUIRED TO PROMPTLY REPORT ALL VIOLATIONS OF THE COMPLIANCE MANUAL AND THE CODE TO THE CCO.

6.	Sanctions

Violations of these policies may result in penalties ranging from cancellation of an offending trade (with any resulting loss charged to you and any profits forfeited to charity) to a letter of censure, suspension from employment or termination of employment with AQR. In addition, AQR may, in its sole and absolute discretion, suspend or revoke your personal trading privileges.

An incidental failure to comply with the Code is not necessarily a violation of law or AQR’s principles of business conduct. Isolated or inadvertent violations of the Code not resulting in a violation of the law will be referred to the Managing Principal and CCO. They will determine the disciplinary action commensurate with the violation, if warranted, that will be imposed.

Violations involving Prohibited Transactions may require the sale of any open positions and disgorgement of any profits realized from the prohibited transaction(s). A pattern of violations that individually do not violate the law but which taken together demonstrate a lack of respect for the Code, may result in disciplinary action, including termination of employment. A violation of the Code resulting in a violation of the law will lead to disciplinary action that may include termination of employment or referral of the matter to the appropriate regulatory agency for civil or criminal investigation.

B.	Personal Trading Policies

1.	Holdings and Transactions Covered By the Personal Trading Policy

(a)	Investment Holdings and Transactions Controlled By Covered Persons

This policy will apply to all transactions and holdings of Covered Securities that are Beneficial Owned by a Covered Person.

Notwithstanding the above, proprietary accounts and accounts that are managed with complete and sole discretionary authority by an independent third-party (including accounts at AQR that are managed by someone other than the Covered Person) are exempt from the Code’s Pre-Clearance requirement (Except for Item 6(a) below) and the Prohibited Transaction rules (Except for Items 5(e), 5(f) and 5(g) below); (a) if a copy of the account management agreement or other governing document is given to the CCO and (b) unless the CCO disapproves the account management agreement.

While beneficially owned accounts over which the Covered Person does not have or share control are exempt from the pre-clearance and prohibited transactions rules under this policy, holdings and transactions in these accounts must still be reported. However, at any time if the Covered Person exercises influence over an investment decision in such account, the account will become subject to the pre-clearance and prohibited transaction rules.

Questions regarding beneficial ownership should be directed to the CCO. However, there may be instances where determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change, the CCO ordinarily will not advise employees on this definition.

(b)	Investment Control by Members of Household

The policy will cover holdings and transactions in Covered Securities Beneficially Owned by Members of Household. However, at the discretion of the CCO the Member of Household and the Covered Person may sign an Agreement of Non-Disclosure that will waive the pre-clearance and prohibited transactions portion of the policy.

Agreements of Non-Disclosure cannot be used for; joint accounts; accounts in which a minor is the beneficial owner; and where investment control is shared with a Covered Person.

2.	Reporting Requirements

(a)	Initial Disclosure of Holdings and Brokerage Accounts

Every Covered Person must disclose all of his/her personal accounts and securities holdings within ten (10) days of the time he or she is hired. This includes Private Investments and all Covered Securities not held at a broker/dealer.

A Covered Person is generally permitted to maintain personal accounts with the broker(s) of his/her choice, although AQR retains the right to restrict employees from using certain brokers.

In addition, each new employee is required to sign a Code of Ethics Certification (Exhibit 5) indicating that he/she has read, understands and will adhere to this policy and submit it with the Initial Personal Securities Holdings Report (Exhibit 1).

(b)	Opening A New Account

Prior to the commencement of trading, all employees must promptly report the opening of any new Covered Account to the CCO. An employee is generally permitted to maintain personal accounts with the broker(s) of his/her choice, although AQR retains the right to restrict employees from using certain brokers.

(c)	Duplicate Trade Confirmations and Statements

Every Covered Person and Members of Household of such Covered Person must arrange for duplicate copies of all trade confirmations and monthly statements for his/her Covered Accounts to be sent to the Compliance Department. The monthly brokerage statements must be received by the Compliance Department within 10 days of the end of the month and must disclose the following information with respect to each transaction:

•	The title and amount of the security involved;

•	The date and nature of the transactions (i.e., purchase, sale or other acquisition or disposition);

•	The price at which the transaction was effected; and

•	The name of the broker, dealer or bank with or through whom the transaction was effected.

(d)	Quarterly Transaction Reports

For each securities transaction (e.g., transactions involving Limited Offerings such as private placements, hedge funds and limited partnerships) that does not appear on a trade confirmation or brokerage statement, the Covered Person must provide the Compliance Department the same information enumerated above within ten (10) days of the end of the calendar quarter during which the transaction occurred (See Exhibit 2: Quarterly Transaction Report).

(e)	Reporting Exemptions

Covered Persons need not report:

1.	Securities transactions and holdings involving direct obligations of the United States Government;

2.	Transactions and holdings in money market securities (including bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements);

3.	Shares issued by unaffiliated SEC registered open-end investment companies (mutual funds, including money market funds and variable insurance products);

4.	Securities transactions over which neither AQR or any related employee has any direct or indirect influence or control (i.e., beneficiary of a trust);

5.	Transactions effected pursuant to an automatic investment plan (i.e. the reinvesting of cash dividends pursuant to an automatic dividend reinvestment program (“DRIP”));

Covered Persons should consult the CCO if there are any questions about whether one of the exemptions listed above applies to a given Covered Security transaction.

(f)	Annual Certification

On an annual basis each Covered Person is required to report and certify to the holdings in all Covered Securities and certify to all transactions in Covered Securities. We accomplished this by utilizing an online solution. However, AQR does have the Annual Personal Holdings Report if needed (Exhibit 4).

3.	Restricted Securities

Certain transactions in which AQR engages may require, for either business or legal reasons, that accounts of any client account or other personal accounts of employees do not trade in the subject securities for specified time periods. A security will be designated as “restricted” if AQR is involved in a transaction that places limits on the aggregate position held by the accounts in that security. No employee may engage in any trading activity with respect to a security while it is designated as restricted without the consent of the CCO. The CCO will determine which securities are restricted.

Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

4.	Prohibition Against Front-Running

Employees are not permitted to purchase or sell any security of an issuer if he/she knows that a portfolio managed by AQR has a pending buy or sell order in same issuer. A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. This “front-running” prevention policy is designed to prevent personal gain based upon the investment activities or recommended investment activities of any client account.

5.	Prohibited Transactions

No Covered Person shall:

a)	engage in any act, practice or course of conduct, which would violate the provisions of this Code.

b)	purchase or sell Securities, while possessing material nonpublic information regarding any issuer of the Securities, until the information becomes public or is no longer considered material. Please refer to Policy To Prevent the Misuse of Non-Public Information.

c)	execute a transaction in a covered account if an order for a portfolio managed by AQR or AQR’s proprietary account has a pending order for the same issuer and is greater than 1% of an issuer’s three-month median daily dollar volume.

If the CCO determines that a particular Covered Person does not have access to or has only limited access to client transactions, this rule may not apply fully. All exceptions will be noted.

d)	engage in short sales. If a Covered Person commences employment or has an outstanding position in a short sale prior to the imposition of this policy, such position may wind down within a reasonable time not to exceed 120 days. The CCO must be notified prior to the wind down.

e)	purchase and sell, or sell and purchase, the same or equivalent (i.e. another derivation of the same issuer’s equity) stock within 30 calendar days. The Compliance Department may grant exceptions to this restriction. However, the CCO must approve all such exceptions, in advance. This policy does not include the stock in unaffiliated closed-end funds, unit trusts (this exclusion does not apply to issuer specific UITs or funds), exchange traded index funds or those securities that have a Reporting Exemption (Item B-2(e) above).

f)	engage in equity options or security futures. Security futures shall mean futures on individual stocks or on a Narrow-Based Security Index.

g)	acquire any Securities in an initial public offering, or secondary offering.

h)	trade in a security listed on AQR’s Restricted List, without the consent of the CCO.

6.	Pre-Clearance of Transactions

a)	Each employee is required to obtain permission from the CCO prior to effecting any transaction in Securities of a Limited Offering (i.e. Private Placement, hedge funds, investment clubs, etc). See Exhibit 3: Limited Offering and Private Placement Approval Form.

When considering requests for participation in Limited Offerings, the CCO will take into account the specific facts and circumstances of the request prior to reaching a decision. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with AQR, or his or her relationship to an AQR client. The CCO will also consider whether the client account is authorized to invest in Securities of the issuer. At his/her discretion, the CCO may request any and all information and/or documentation necessary to satisfy him/herself that no actual or potential conflict, or appearance of a conflict, exists between the proposed Limited Offering and the interest of any AQR client account.

b)	Prior to arranging a personal loan with a financial institution that will be collateralized by securities, an employee must obtain the approval of the CCO. If the loan is approved, the employee must supply the CCO with a memorandum containing the name of the financial institution, identifying the security used as collateral, and describing the purpose of the loan.

c)	Each employee is required to obtain permission from the Compliance Department prior to effecting any transaction in stock and Affiliated Mutual Funds. This does not include the stock in unaffiliated closed- end funds, unit trusts, and exchange traded index funds.

Transactions must not be executed until the CCO or designee has given approval in writing. Pre-Clearance requests must be submitted by 10:30 AM on any given trading day. All requests following the 10:30 AM cutoff will be denied. In addition, pre-clearance approval is effective only on the date of approval. Please inform the Compliance Department if the transaction is not executed.

Pre-Clearance for item (c) can be processed through a formatted email in AQR’s Outlook system. The date of approval is indicated on the approval e-mail sent by the CCO or designee.

In determining whether pre-clearance for any transaction should be granted, the CCO or designee will review the transaction for compliance with these rules and procedures, as well as for any other indications of any conflict of interest or violation of law or policy. The CCO or designee may at any time disapprove any personal securities request if they perceive a conflict of interest may arise.

If clearance is granted, there may be a possibility that the trade will be subsequently deemed impermissible. Facts and circumstances that may occur post clearance may compel the CCO to require a reversal of the trade and disgorgement of any resulting gains to a charity designated by the Covered Person. This may occur because of a post clearance client or proprietary order or an intra-day restricted list posting.

If the CCO determines that a particular Covered Person does not have access to or has only limited access to client transactions, this rule may not apply fully.

7.	Quick Reference

Type of Transaction	Confirmation & Statements or Quarterly Reporting	Pre-clearance*	Annual Holdings Report

Limited Offerings	Yes	Yes	Yes

Stock and Affiliated Mutual Funds	Yes	Yes	Yes

Unaffiliated Closed-end funds	Yes	No	Yes

Corporate and Municipal Bonds, maturity in excess of 90 days	Yes	No	Yes

Exchange Traded Funds	Yes	No	Yes

Index Futures	Yes	No	No

Commodity Futures	Yes	No	No

Money Market securities: including bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments	No	No	No

Unaffiliated Open-end Mutual Funds	No	No	No

US Government Bonds	No	No	No

Equity Option – Prohibited

IPOs – Prohibited

Security Futures – Prohibited

Futures on individual stocks or on a Narrow-Based Security Index

Short-Sales – Prohibited

Short Term Stock Trading Within 30 Days – Prohibited

*	If clearance is granted, there may be a possibility that the trade will be subsequently deemed impermissible. Facts and circumstances that may occur post clearance may compel the CCO to require reversal of the trade and disgorgement of any resulting gains to a charity designated by the Covered Person. This may occur because of a post clearance client or proprietary order or an intra-day restricted list posting

Transactions must not be executed until the CCO or designee has given approval in writing. Pre-Clearance requests must be submitted by 10:30 AM on any given trading day. All requests following the 10:30 AM cutoff will be denied. In addition, pre-clearance approval is effective only on the date of approval. Please inform the CCO if the transaction is not executed.

C.	Policy To Prevent the Misuse of Non-Public Information

1.	Insider Information

Investment advisers often may have access to material information that has not been publicly disseminated. Federal and state securities laws prohibit any purchase or sale of securities on the basis of material non-public information which was improperly obtained, or where it was obtained under circumstances contemplating that it would not be used for personal gain, and in certain other circumstances. In addition, “tipping” of others about such information is prohibited. The persons covered by these restrictions are not only “insiders” of publicly traded companies, but also any other person who, under certain circumstances, learns of material non-public information about a company, such as attorneys, accountants, consultants or bank lending officers.

Violation of these restrictions has severe consequences for both AQR and its employees. Trading on inside information or communicating inside information to others is punishable by imprisonment of up to ten years and a criminal fine of up to $1,000,000. In addition, employers may be subjected to liability for insider trading or tipping by employees. Broker-dealers and investment advisors may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.

Section 204A under the Advisers Act requires all SEC registered investment advisers to establish, maintain and enforce written policies and procedures to prevent the misuse of material, nonpublic information.

a)	No employee shall engage in any transaction involving the purchase or sale of securities during any period commencing with the date on which any material information concerning a company with whom the firm does business is known to the employee, but has not been disclosed to the public, and ending on the close of business on the second day following the day of the public disclosure of such information.

b)	Employees having access to internal financial statements of entities doing business with the firm should scrutinize with particular care any transactions involving the purchase or sale of securities of such entities during the latter part of any fiscal quarter and ending with the close of business on the second day following the day of the public disclosure of the quarterly or annual financial results.

c)	During the period specified in the above paragraph, an employee may have to forego a proposed transaction in securities even though he/she planned to make the transaction before he/she learned of the undisclosed material information, and even though he/she may suffer an economic loss or forego anticipated profit by waiting.

d)	No employee shall disclose material non-public information to any person, including, but not limited to, the immediate families of employees.

e)	In every case where you, as an employee of the firm, know of non-publicly available information that you think could possibly affect an investor’s investment decision regarding securities or affect the market price of securities if it were publicly available, you must consult with the CCO before buying or selling any securities.

2.	Forms of Material Information

Information is considered “material” if it is information that a reasonable investor would consider important in deciding whether to purchase or sell a security. The information may or may not change an actual investment decision. It is material information if it is something that would have actual significance in the deliberations of the reasonable investor.

Material information may include information about:

•	A company’s earnings estimates;

•	The gain or loss of a significant customer or client;

•	Dividend changes or the declaration of a stock split;

•	The borrowing of significant funds;

•	A new offering of securities;

•	A major labor dispute;

•	A new joint venture;

•	An agreement or proposal for an acquisition or merger;

•	A significant sale of assets or the disposition of a subsidiary;

•	Major litigation;

•	Liquidity problems;

•	Management changes;

•	Any other significant company developments.

Information about investment decisions by AQR may also be material inside information. Trading ahead of transactions for AQR’s clients may constitute insider trading as well as “front running”. (See Section B 4 of the Code of Ethics)

3.	Non-Public Information

Information is considered non-public until it has been fully disclosed and disseminated to the public. Information in a major publication, on a major wire service or contained in an SEC filing would be considered public. Under current SEC guidance, however, information contained on a company web site is not necessarily public at the moment it appears.

According to the SEC, depending upon the nature of the publication, it may be necessary to allow two or three business days for information to be considered fully disseminated to the public.

4.	Reporting Obligations

Immediately after an employee becomes aware of material non-public information, he/she must inform the CCO in order for that security or company to be added to AQR’s Watch list/Restricted List.

A Watch List is a set of procedures by which the CCO monitors trading in specific securities for the purpose of detecting any improper activity. The purpose of a Watch List is to allow this monitoring without alerting the entire firm and without having to impose a general trading restriction.

A Restricted List is a set of procedures by which the CCO actually restricts trading in certain securities in order to prevent improper activity. The CCO administers the Restricted List procedures and investigates any indications of violations. Unless otherwise expressly indicated, the restrictions imposed by the Restricted List procedures apply both to employees’ personal trading and to trading on behalf of client portfolios. (See Section B 3 of the Code of Ethics)

5.	Full Disclosure

SEC Regulation FD (“Full Disclosure”) requires that when issuers of public securities release material information that was previously non-public they must be careful to assure that they are making full disclosure-making the information accessible to all potential investors.

In cases where there has been some inadvertent limited disclosure, issuers must assure that full disclosure follows promptly upon discovery.

While Regulation FD does not expressly address the duties of investment advisers, you should be aware of its requirements. You must always do the following:

•	Prior to having any investment related discussion with an issuer you must obtain consent from the CCO.

•	If you receive information from an issuer in the ordinary course of business and have any concern that the issuer may not have complied with Regulation FD in releasing this information, please contact the CCO.

•	Decline any opportunity to receive material non-public information based upon a “confidentiality agreement”. Regulation FD provides for such agreements if the party receiving the information does not make any trades in the company’s securities until the information is fully disclosed. As a matter of policy, AQR does not allow such agreements. If you believe that such an agreement is necessary in a particular situation, contact the CCO.

6.	Trading Affiliated Managers Group Securities

•	Because of our relationship with Affiliated Managers Group, Inc. (“AMG”), AQR has adopted special trading procedures for AMG securities. AQR’s investment management team is prohibited from purchasing or selling AMG securities for AQR proprietary accounts and client accounts unless specifically approved by the CCO.

•	AQR Covered Persons are prohibited from trading AMG securities three business days after AMG issues a press release regarding quarterly or annual earnings (an “Earnings Release”) (with the date of the Earnings Release being counted as the first business day) and within 14 calendar days prior to the final day of the quarter in which such Earnings Release will be made public.

•	Covered Persons are required to pre-clear (as described in Section B 6 c of the Code) all transactions in AMG securities (i.e. fixed income and equity)

7.	Annual Certification

On an annual basis, each employee is required to sign a Code of Ethics Certification (Exhibit 5) indicating that he/she has read, understands and will adhere to this policy. If an employee commences employment less than 90 days prior to the year-end and the Code is not amended in the same period, an annual certification will not be required.

D	Section Glossary

•	AQR’s “Affiliated Mutual Funds” are:

•	Frank Russell Investment Company/International Fund

•	Frank Russell Investment Company/International Securities Fund

•	Russell Investment Funds/ Non-U.S. Fund

•	“Beneficial Ownership” of a Security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power which includes the power to vote, or to direct the voting of, such Security; and/or, investment power which includes the power to dispose, or to direct the disposition of, such Security.

•	The “CCO” is Abdon Bolivar. May also include qualified designee.

•	The term “Commodity” means and includes wheat, cotton, rice, corn, oats, barley, rye, flaxseed, grain sorghums, millfeeds, butter, eggs, Irish potatoes, wool, wool tops, fats and oils (including lard, tallow, cottonseed oil, peanut oil, soybean oil, and all other fats and oils), cottonseed meal, cottonseed, peanuts, soybeans, soybean meal, livestock, livestock products, and frozen concentrated orange juice, and all other goods and articles, except onions as provided in Pub. L. 85- 839, and all services, rights and interests in which contracts for future delivery are presently or in the future dealt in.

•	“Confidentiality of Inside Information.” Employment at AQR may from time to time expose employees to material non-public information regarding companies in which accounts managed by AQR (“Client Accounts”) hold an investment. Such information is to be considered as strictly confidential by all employees, and employees shall take all appropriate steps to preserve the confidentiality of such information. For example, employees should restrict access to files or computer records containing confidential information, should never leave confidential documents in unattended rooms and should never copy confidential documents for their personal use.

•	“Covered Account” means accounts that hold or will hold Covered Securities that are Beneficial Owned by a Covered Person.

•	“Covered Person,” means any director, trustee, officer, or employee of AQR. The CCO has discretion to exclude from this definition any employee who would not be considered a Covered Person.

•	“Covered Security” means any Security except (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by open-end registered investment companies (mutual funds); and (iv) currency futures, commodity futures, currencies, currency forwards and derivatives thereof.

•	“Employees” The policies and procedures set forth in this policy apply to all employees. For purposes of this policy, all references to employees herein include spouses, family members and others living in their households, business partners and any other person who might receive material information from any of such persons.

•	The “General Counsel” is Bradley Asness.

•	“Investment Control” means the power to exercise controlling influence over the assets of an account.

•	“Limited Offering or Private Placement” means an offering that is exempt from registration under the Securities Act of 1933. A Limited Offering includes certain co-operative investments in real estate, co-mingled investments vehicles such as hedge funds and investments in family-owned businesses. For the purposes of the Code, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be Limited Offerings.

•	“Members of Household” shall mean any person who lives in the Covered Person’s residence and shares personal assets (e.g. spouse, child, stepchild, grandchild, parent, stepparent, grandparent)

•	“Material Non-Public Information.” Material non-public information includes any information not publicly available that, if disclosed to the public, could be expected to affect the market price for company’s securities or affect a reasonable investor’s decision to invest. There are several categories of information that are particularly market-sensitive and therefore clearly qualify as material. Examples of material information include: business combinations such as mergers or joint ventures; changes in financial results; changes in dividend policy; changes in earnings estimates; significant litigation exposure; new product or service announcements; plans for a recapitalization; repurchase of shares or other reorganization; and similar matters. This list is not exclusive; there are other types of information, events or circumstances that may constitute material non-public information.

•	“Narrow-Based Security Index” means an index — that has 9 or fewer component securities; in which a component security comprises more than 30 percent of the index’s weighting; in which the five highest weighted component securities in the aggregate comprise more than 60 percent of the index’s weighting; or in which the lowest weighted component securities comprising, in the aggregate, 25 percent of the index’s weighting have an aggregate dollar value of average daily trading volume of less than $50,000,000 (or in the case of an index with 15 or more component securities, $30,000,000), except that if there are two or more securities with equal weighting that could be included in the calculation of the lowest weighted component securities comprising, in the aggregate, 25 percent of the index’s weighting, such securities shall be ranked from lowest to highest dollar value of average daily trading volume and shall be included in the calculation based on their ranking starting with the lowest ranked security.

•	“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

•	“Security Held or to be Acquired” means (i) any Covered Security which, within the most recent 15 calendar days: (1) is or has been held by the Fund or any client; or (2) is being or has been considered by the Fund or AQR for purchase by the Fund or any client; and (ii) any option to purchase or sell, and any Security which is convertible into or exchangeable for, a Covered Security described above in (i).

•	“Trading by Employees on the Basis of Inside Information.” Employees are strictly prohibited from trading on behalf of their personal accounts or any Client Account on the basis of any inside information. All employees are strictly prohibited from trading for their personal accounts on the basis of information obtained as the result of their employment with AQR or disclosing such information to third parties. If you have any questions regarding a specific transaction that you are contemplating, please contact the CCO who, if necessary will obtain advice from AQR’s legal counsel regarding the transaction.

•	“When Information Has Become Public.” Inside information is generally not deemed to have become public until such information has been publicized through a press release or other official announcement sufficient to provide the investing public a reasonable opportunity to evaluate the information. Employees should assume that all information obtained in the course of their employment is not public unless the information has been disclosed by means of a press release, wire service, newspaper, telecommunications network, proxy statement or prospectus or in a public filing made with a regulatory agency, or is otherwise available from public disclosure services. The issue of what constitutes a “reasonable opportunity to value the information” is a question of fact and circumstances that will need to be determined on a case-by-case basis. The CCO in consultation with legal counsel will make any such determination. No inside information in the possession of any employee of AQR will be deemed to have become public prior to the CCO’s determination.

III.	POLICY FOR OUTSIDE ACTIVITIES

From time to time AQR personnel may be asked to serve as directors, trustees or officers of various groups, including foundations or other charitable organizations or private or public companies. Some of these positions are paid, others unpaid. Often these positions involve work on financial matters, such as investments for the group or other business transactions.

1.	When Do The Requirements Apply

The requirements discussed here apply to the following activities:

•	A position that provides compensation directly or indirectly.

•	A position with any “for-profit” company, whether public or private.

•	An officer of an organization or a position that would be involved in financial matters or giving advice on financial matters – whether for a profit company or a non-profit entity.

Volunteer work for a charity is not covered by these requirements unless you are involved in the financial matters.

2.	Requirements

Prior to engaging in an outside activity, employees must complete the Activities Outside of AQR form (Exhibit 6) and submit it to the CCO. All conflicts of interests must be disclosed on the form.

If an AQR staff member has a full time position with another employer, the CCO may alter the outside activity reporting to accommodate the particular circumstances.

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IV.	ACCEPTANCE AND RECEIPT OF GIFTS

1.	General Requirements

It is a violation of an employee’s duty of loyalty to AQR for any employee, without the prior written consent of the CCO, to:

a)	give or permit to be given, directly or indirectly, anything of value, including gratuities or gifts of any kind, in excess of $250 per individual per year to any person, principal, proprietor, employee, agent or representative of another person where such payment or gratuity is in relation to AQR’s business;

b)	accept in connection with their employment with AQR, directly or indirectly, from any person, firm (does not include AQR), corporation or association, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in excess of $100 per individual per year.

c)	accept in connection with their employment with AQR, directly or indirectly, from any person, firm (does not include AQR), corporation or association, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in the form of securities or cash.

As it pertains to the General Requirements, if an AQR staff member has a full time position with another employer, the CCO may alter the reporting to accommodate the particular circumstances.

2.	Gifts to Government Officials Within the U.S.

The improper influencing of government officials through gifts, excessive entertainment or other means is prohibited. In addition, certain states require that gifts beyond a particular dollar threshold to one or more public employees be reported to the State Ethics Commission or similar agency. Therefore, all officers, directors and employees of AQR must obtain prior approval for all gifts to public employees.

3.	Gifts to Foreign Government Officials

AQR provides investment services to clients beyond the geographic boundaries of the United States. US law and many of the countries in which AQR clients reside prohibit the improper influencing of governmental officials by payment of bribes, gifts, political contributions, lavish hospitality or by other means. AQR requires adherence to those restrictions. All travel and entertainment provided to foreign governmental officials must be pre-approved by the CCO. Similarly, gifts may not be given to nor accepted from such officials without prior approval of the CCO.

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V.	POLITICAL CONTRIBUTIONS

AQR’s employees may participate in political and charitable activities that may include contributions and donations by employees to political candidates.

Contributions may not be made in AQR’s name, and employees may not be reimbursed for contributions made in their name.

Both federal and state campaign finance laws place limits on political contributions that employees may make. In no case may any contribution exceed the applicable federal or state limitations.

Generally, all contributions made by employees must be entirely voluntary and should only be in an amount that is determined by the employee, taking into account this policy, to be unlikely to influence the candidate’s judgment regarding any continued or future business with AQR. No contributions should be made that create the appearance of any of the conflicts discussed above.

However, contributions made by principals, executive officers and marketing staff (includes entities they control) to an elected official who could influence the selection of the adviser must be pre-approved by the CCO. In addition, principals, executive officers and marketing staff are prohibited from soliciting contributions for an official of a government client while providing or seeking to provide the government client advisory services.

Employees are urged to exercise caution and consider this policy when making personal contributions to political candidates, entities or campaigns. If you are unsure whether a personal political contribution would be appropriate, given this policy, please contact the CCO.

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VI.	MEDIA POLICY

All news media inquiries, including contact by editors, reporters, writers from any print or internet publication, television, radio or otherwise, must be referred to the CCO or one of the Principals. It is important that employees do not respond to any news media inquiries before referring them to the CCO or one of the Principals, who will respond to all calls.

Copies of any presentations or speeches that are scheduled to be delivered at any conference or even where there is a possibility of attendance by the news media must be sent to the CCO prior to speaking. This will ensure that both the employee and AQR are prepared to answer questions as a result of the appearance.

Unless expressly approved in advance by the CCO, the following are prohibited subjects for any discussion with the press:

1.	Public comments made prior to completion of a private offering. This could expose the firm to significant penalties for appearing to publicly promote an unregistered security and, under securities law, could cause difficulties for the completion of the offering.

2.	Discussing the securities that the firm is currently buying or selling or intends to buy or sell in the near future on behalf of our clients. This information is proprietary and a public comment could, among other things, adversely impact the firm’s ability to complete transactions in the best interests of its clients.

3.	Comments made as to how AQR will vote on a specific proxy matter or how the firm has voted proxies in the past. Our activities in this area are on behalf of our clients and are confidential.

4.	Comments on litigation or any similar matter involving the firm or actions by government regulators relative to AQR are permitted.

5.	Comments regarding personal holdings or the holdings of family members or friends are not appropriate and can negatively impact the firm by suggesting a conflict of interest with clients.

6.	Expressing inconsistent views with those of AQR. Any time an employee speaks to the press, on or off the record, he or she represents AQR. In order to maintain a consistent voice and message on behalf of the organization, employees must refrain from publicly discussing views that may differ from AQR.

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VII.	MARKETING ACTIVITIES

A.	Anti-Fraud Restrictions on Advertising

1.	In General.

In making any public statement, whether oral or written (this includes email), AQR employees must bear in mind that such statements are subject to the general anti-fraud provisions of securities and commodity laws.

AQR requires that all new or substantially revised marketing materials must be sent to the CCO or designee for review and approval prior to distribution. This includes, but is not limited to: brochures, handouts, slide presentations, conference materials, seminar presentations and contributions to magazine articles or other publications. Some examples of substantial revisions would include rewriting most of the text, adding new graphs or text or changing the target audience (i.e. changing a one-on-one presentation for an institutional client to a mass mailing).

Every AQR employee who prepares or uses marketing materials or client communications, or who supervises someone who does, is responsible for becoming familiar with and understanding these basic guidelines.

Rule 206(4)-1 of the Investment Advisor Act prohibits AQR and its employees from publishing, circulating or distributing any advertisement:

a)	that refers, directly or indirectly, to any testimonial of any kind concerning AQR or concerning any advice, analysis, report or other service rendered by AQR; or

b)	that refers, directly or indirectly, to past specific recommendations of AQR which were or would have been profitable to any person; provided, however, that this shall not prohibit an advertisement which sets out or offers to furnish a list of all recommendations made by AQR within the immediately preceding period of not less than one year in accordance with SEC Rule 206(4)-1; or

c)	that represents, directly or indirectly, that any graph, chart, formula or other device being offered can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them; or which represents, directly or indirectly, that any graph, chart, formula or other device being offered will assist any person in making his own decisions as to which securities to buy or sell, or when to buy or sell them, without prominently disclosing in such advertisement the limitations thereof and the difficulties with respect to its use; or

d)	that contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless such report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation, directly or indirectly; or

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e)	that contains any untrue statement of a material fact, or which is otherwise false or misleading.

For these purposes, the term “advertisement” includes any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, that offers: (a) any analysis, report or publication concerning securities or that is to be used in making any determination as to when to buy or sell any security or as to which security to buy or sell; any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any security or as to which security to buy or sell; or (c) any other investment advisory services with regard to securities.

This definition is so broad that it encompasses any form letter and probably the written material in most booklets used in presentations to prospective new clients. Presumably, videocassette, slide and film presentations of a standardized nature might be swept into the broad definition of “advertising”. The broad reach of Section 206(4) is applicable to any communication that constitutes an “advertisement.”

Generally, a request for proposal, due diligence questionnaire, or an unsolicited specific request would not be viewed as “advertising.” However, all of the elements within the antifraud provisions still apply. Please contact the CCO or General Counsel if there is any confusion as to what could be defined as advertising.

2.	Restricted Terms.

No employee may represent or imply that AQR or such employee has been sponsored, recommended or approved or that its or his/her abilities or qualifications have been passed upon by the federal government. An employee may state that AQR is registered under federal law as an investment adviser.

No employee may use the term “registered investment adviser” or “RIA” after his or her name or after AQR’s name in any marketing materials. Nor may any employee use the term “investment counsel.”

B.	Marketing AQR Funds

AQR cannot use any form of general solicitation or general advertising to offer or sell interest in its Funds. As such, AQR shall not engage in the following;

1.	Any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; and

2.	Any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

However, AQR may provide a notice in accordance with Rule 135c of the Securities Act and may give offshore press conferences, meetings with issuer

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representatives conducted offshore, and press-related materials released offshore in accordance with Rule 135e of the Securities Act.

C.	Use of Performance Data

An area of great concern is the presentation of investment results. Extreme care should be exercised to ensure that statements regarding the performance of accounts under management are not false or misleading. The rules relating to investment adviser marketing material should be equally applicable to oral presentations to clients and prospects, because both are governed by the same basic antifraud considerations.

1.	Full and Fair Disclosure

a)	Advisers are not required by law to disclose performance data, but if they do, the information must be presented fully, fairly, and accurately. Allied Investments Co. (pub. avail. May 24, 1979).

b)	Performance information is misleading if it creates performance expectations that would not be inferred if additional relevant facts were disclosed. Morrill-Stanfill & Co. (1978) Fed. Sec. L. Rep. (CCH) 81,681.

c)	Misleading implications may be created if full disclosure is not given as to selection of performance periods; selection of accounts; asset size as well as percentage increase or decrease; market conditions during performance period; or fees and expenses. Morrill-Stanfill & Co., supra.

2.	Comparison with Market Indices

a)	Comparisons of investment results with a market index or other portfolios can be misleading unless fairness of the comparison can be demonstrated. Morrill-Stanfill & Co., supra.

b)	Differences in volatility of market prices should be disclosed. Anametrics Investment Management (pub. avail. May 5, 1977).

3.	Performance Presentation Restrictions

Performance in advertisements must not;

a)	fail to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of the adviser’s clients appreciated in value 25% without disclosing that the market generally appreciated 40% during the same period);

b)	include model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid;

c)	fail to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

d)	suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

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e)	compare model or actual results to an index without disclosing all material facts relevant to the comparison (an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio);

f)	fail to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation);

g)	fail to disclose prominently the limitations inherent in model results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on the adviser’s decision-making if the adviser were actually managing clients’ money;

h)	fail to disclose, if applicable, that the conditions, objectives, or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed;

i)	fail to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (i.e., the model includes some types of securities that the adviser no longer recommends for its clients);

j)	fail to disclose, if applicable, that the adviser’s clients had investment results materially different from the results portrayed in the model; and

k)	fail to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser’s clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

4.	Hypothetical Performance In Marketing Presentations

(a)	Hypothetical performance is defined by:

(1)	a trade or a series of trades that were not actually executed for one account,

(2)	paper or simulated trading,

(3)	combining the performance of several advisors who have not traded together, and

(4)	applying arithmetic calculations to actual performance.

(b)	Hypothetical performance cannot be referred to as “real-time.” Similarly, referring to hypothetical results as “pro-forma” is not permissible.

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(c)	Hypothetical performance results must comply with the following requirements:

(1)	Hypothetical results must be adequately labeled as hypothetical.

(2)	Hypothetical performance should be calculated the same way as actual performance.

(3)	AQR must be able to demonstrate the basis for the hypothetical results and the underlying theory that generated them.

5.	Calculation of Annual Rates of Return In Presentations

(a)	Annual rate of return figures must be:

(1)	based on 12 consecutive months of performance;

(2)	computed on a compounded monthly basis; and

(3)	calculated by dividing net performance by beginning net asset value.

(b)	The following variations are permitted:

(1)	Time Weighting for Additions and Withdrawals;

(2)	Average Daily Equity;

(3)	Only Accounts Traded; and

(4)	Compounded ROR.

(c)	Once a method is selected, it should be used consistently unless it produces misleading results.

6.	Performance of Proprietary Accounts In Marketing Presentations

Performance for proprietary accounts should comply with the following:

(a)	Proprietary performance data should not be combined with client performance data;

(b)	The results must be adequately labeled as proprietary;

(c)	The results should be adjusted to reflect the commissions and fees that clients will incur; and

(d)	Any differences between proprietary trading and client trading must be fully explained.

7.	Deduction of Fees

Adviser performance advertising could be presented without reflecting custodian fees paid to a bank or other organization to safeguard client funds and securities.

Gross performance numbers are permitted in one-on-one presentations with the following restrictions and limitations:

a)	The client must be defined as “wealthy.”

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b)	At the time of the one-on-one presentation, the adviser must disclose to the client in writing:

1.	that the performance figures do not reflect the deduction of advisory fees;

2.	that the client’s return will be reduced by advisory fees and other expenses it might incur;

3.	that the advisory fees are described in Part II of Form ADV; and

4.	a representative example (e.g., a table, chart, graph or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of the client’s portfolio.

AQR may distribute advertisements that illustrate model performance results. As stated above, these advertisements must reflect the deduction of advisory fees. The model fee that AQR should deduct in these types of advertisements should be equal to the highest fee charged to any account employing the model strategy during the performance period.

D.	AQR’s Website

Prior to posting any materials to the AQR website they must be sent to the CCO for review. This would include, but is not limited to: product descriptions (with or without performance), market commentaries and summaries, personnel biographies, research reports, performance charts and graphs, articles and/or quotes from external publications and hyperlinks.

E.	Solicitors and Referral Fees

1.	General

AQR may engage employees or third parties to obtain new investment Advisory Clients. Rule 206(4)-3 under the Advisers Act permits AQR to pay a cash fee to a person soliciting clients for AQR so long as:

a)	the solicitor is not subject to court order or administrative sanction and has not been convicted within the past ten years of certain felonies or misdemeanors;

b)	the fee is paid pursuant to a written agreement to which AQR is a party; and

c)	certain disclosures are made to the potential client.

The type of disclosure required to be given depends on whether or not the solicitor is affiliated with AQR.

Rule 206(4)-3 deals only with the question of paying solicitation fees under only the Advisers Act. Payment by AQR of a solicitation fee in connection with a client that is an employee benefit plan subject to Employee Retirement Income Security Act (“ERISA”), for example, may be prohibited under ERISA, even if the payment is made in accordance with Rule 206(4)-3.

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2.	Affiliated Solicitors

If the solicitor is affiliated with AQR (e.g., a officer, director or employee of AQR or a partner, officer, director or employee of an entity that controls, is controlled by, or is under common control with AQR), the solicitor must disclose the nature of this relationship to prospective clients at the time of the solicitation, but no disclosure about the specific terms of the solicitation arrangement is required.

3.	Unaffiliated Solicitors.

If the solicitor is not affiliated with AQR, the written agreement must describe the solicitation activities to be undertaken and must require the solicitor to provide the prospective client at the time of the solicitation with:

a)	a copy of Part II to AQR’s Form ADV; and

b)	a copy of a separate disclosure statement containing solicitor’s name, the advisers name, the affiliation between AQR and the solicitor, a statement that the solicitor is to be compensated by AQR, the terms and description of the solicitors’ compensation and whether and how the fee charged the client by AQR is different from fees paid by clients with respect to which AQR paid no solicitation fees.

Further, prior to executing an advisory contract the solicitor must receive from the client and provide to AQR, a signed and dated Acknowledgement Form evidencing receipt of AQR’s Form ADV Part II and stating that the client has received such the solicitor’s disclosure statement. The CCO, in accordance with Rule 204-2(a) (15), will maintain copies of written acknowledgements.

F.	Associated Persons

Any individual who solicits investments in commodity pools or discretionary accounts, or who supervises persons engaged in any of the above on behalf of a CPO or CTA must register as an Associated Person (“AP”) with the NFA. This means that no person may market AQR services with respect to futures or futures option transactions or accounts, including commodity pool accounts, or give advice relating to such matters, unless he is registered as an AP. In addition, any person who working in a supervisory capacity of an AP must be registered as an AP, absent an exemption, even though the person does not solicit or directly supervise APs. An AP is required to submit a fingerprint card, and pass the National Commodity Futures Examination (Series 3 Exam). NFA may waive the testing requirement in certain instances. An AP applicant should discuss the possibility of obtaining a waiver of the testing requirement with the CCO or his designee.

1.	Ethics Training

In keeping with the CFTC’s, Statement of Acceptable Practices, AQR is responsible for ensuring that its APs and Principals retain an up-to-date

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knowledge of their obligation to the public to observe “just and equitable principles of trade”. In light of the latter, AQR requires that its APs and Principals attend an initial ethics training program within 6 months of registration and thereafter every 3 years.

The training will be accomplished by utilizing RegEd online courses. RegEd has represented that the training it provides completely fulfils the Statement of Acceptable Practices and is current and relevant to our individuals. Course outlines are provided online or by the CCO.

RegEd will furnish evidence of successful completion of its training programs separately to APs and AQR’s CCO. Every year this training will be reviewed and this policy will be modified as needed to ensure that AQR’s policies are current, relevant and in compliance with NFA and CFTC standards.

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G.	Section Glossary

•	“Advisory Client” shall mean a client that is separately managed or sub- advised by AQR and is not an AQR Fund.

•	“AQR Funds” shall mean investment products provided through collective investment vehicles, including private investment partnerships, and foreign investment companies that are exclusively managed by AQR or an affiliate of AQR.

•	“Fund Participant” shall mean an investor in an AQR Fund.

•	CFTC – Commodity Futures Trading Commission

•	CPO – Commodity Pool Operator

•	CTA – Commodity Trading Advisor

•	NFA – National Futures Association

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VIII.	ANTI-MONEY LAUNDERING PROCEDURES

A.	General

AQR maintains policies and procedures that address the reporting and record keeping responsibilities with respect to its anti-money laundering effort. Money laundering consists of the transfer of funds, securities or other property for the purpose of concealing or disguising the illicit origin of the funds or property. It essentially involves concealing or disguising the true source, location, disposition or ownership of assets, knowing that those assets are derived from a criminal offense.

Examples

•	Large volume of wire transfers to and from offshore banks.

•	A large volume of deposits to several different accounts with frequent transfers of a major portion of the balance to a single account at the same bank or at another bank.

•	Large volume of cash deposits from a business that is not normally cash intensive.

B.	Anti-Money Laundering Compliance Officer

AQR has designated Bradley Asness as the Anti-Money Laundering Compliance Officer (the “AML Officer”) to implement AQR’s anti-money laundering program. The AML Officer will have overall responsibility of the following:

1.	Coordination and monitoring of AQR’s compliance with applicable anti-money laundering laws and regulations and its own anti-money laundering program;

2.	Coordination of employee training programs for appropriate personnel related to AQR’s anti-money laundering program; and

3.	Review any reports of suspicious activity from AQR personnel.

C.	Training

AQR will conduct an anti-money laundering training program for all relevant personnel on a periodic basis, as appropriate. The training program will include:

1.	a review of applicable anti-money laundering laws and regulations and recent trends in money laundering, including the ways in which such laws and trends relate to AQR’s business; and

2.	Address elements of AQR’s own anti-money laundering program, particularly its Know Your Client procedures and policies regarding detection of suspicious activity.

All appropriate personnel must attend the anti-money laundering training programs as required.

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D.	Independent Audit

The AML Officer will select an independent party to audit and assess compliance with and the effectiveness of its anti-money laundering program on a periodic basis. The independent audit function will involve:

1.	Evaluation by the AML Officer of compliance with applicable anti-money laundering laws and regulations and AQR’s own anti-money laundering program; and

2.	Report the results of the evaluation to the Managing Principal. All deficiencies detected in the course of the audit will be addressed and rectified.

E.	Know Your Client and Investor Identification

AQR must verify the identity of any person seeking to open an account to the extent reasonable and practicable. As such, AQR will only accept a new investor if:

AQR has confirmed the identity of the investor and that the investor is investing as principal and not for the benefit of any third party;

the investor is investing on behalf of other underlying investors and AQR has confirmed the identities of the investor and the underlying investors; or

AQR has determined that it is acceptable to rely on the investor due diligence performed by a third party, such as a fund administrator or an investor intermediary, with regard to the investor (and underlying investors, if applicable).

1.	Natural Person Investors

To confirm the identity of a natural person, AQR will take reasonable steps to ascertain satisfactory evidence of the investor’s name, address and date of birth (such as official driver’s license with photograph, passport or other government-issued identification). In certain circumstances, to gain additional comfort regarding an investor’s identity, AQR may obtain the following:

a)	The investor’s social security number or taxpayer identification number, if applicable; or

b)	Additional forms of identification (not necessarily government-issued) from the investor which may be used to confirm the investor’s identity; or

c)	Reports from credit bureaus or other generally available public information confirming the investor’s identity.

2.	Legal Entities Other Than Natural Persons

In order to confirm the identity of a legal entity, AQR will obtain satisfactory evidence of the entity’s name and address and its authority to make the contemplated investment. Where the investor is neither a publicly traded company listed on a major, regulated exchange (or a subsidiary or a pension fund of such a company) nor a regulated institution organized in a Financial Action Task Force (“FATF”) Compliant

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Jurisdiction (Appendix 1), AQR may wish to gain additional comfort regarding the investor’s identity by obtaining certain proof of the following, as appropriate under the circumstances:

a)	Evidence that the investor has been duly organized in its jurisdiction of organization;

b)	If AQR believes it would be reasonable to rely upon a certification from the investor that it has implemented and complies with anti-money laundering policies, procedures and controls that, for example, seek to ensure that none of its directors, officers or equity holders are prohibited investors, as set forth in this policy, or alternatively, a list of directors, senior officers and principal equity;

c)	In the case of a trust, evidence of the trustee’s authority to make the contemplated investment and either an AML Certificate from the trustee (if AQR believes it would be reasonable to rely upon such a certificate) or, alternatively, the identities of beneficiaries, the provider of funds (e.g., settlor(s)), those who have control over funds (e.g., trustee(s)) and any persons who have the power to remove trustees, as well as of authorized activity of the trust and the persons authorized to act on behalf of the trust;

d)	Description of the investor’s primary lines of business;

e)	Publicly available information from law enforcement agencies or regulatory authorities; or

f)	If appropriate, investor’s financial statements and/or bank references.

3.	Prohibited Investors

AQR will not accept an investment from or on behalf of any investor:

a)	whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (“OFAC”)[1]; (http://www.ustreas.gov/ofac/) or

b)	whose name appears on such other lists of Prohibited Persons and entities as may be mandated by applicable law or regulation.

c)	who is a Foreign Shell Bank. With respect to investors that are Foreign Banks, AQR will require a representation that the bank either (i) has a Physical Presence; or (ii) does not have a Physical Presence, but is a Regulated Affiliate.

[1]	The U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) administers sanctions and embargo programs against targeted foreign countries, terrorist-sponsored organizations and international narcotics traffickers in order to further U.S. foreign policy and national security. Non-compliance with OFAC guidelines can lead to serious civil and criminal penalties and also jeopardize the national security of the United States.

To assure that illicit transactions are not processed, OFAC maintains a master list of “Specially Designated Nationals and Blocked Persons” (“SDN”) along with names for embargoed countries and cities on its website.

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4.	Investors Requiring Enhanced Due Diligence

Prior to accepting an investment from an investor that AQR believes presents a higher risk with regard to money laundering or illegal activity, AQR will conduct enhanced due diligence with regard to the investor in addition to the routine investor identification procedures listed above.

The following are examples of types of investors that may be deemed to require enhanced due diligence:

a)	A Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s Immediate Family, and any Close Associate of a Senior Foreign Political Figure;

b)	Any investor residing in, or organized or chartered under the laws of, a FATF Non-Cooperative Jurisdiction;

c)	Any investor who gives AQR a reason to believe that its subscription funds originate from, or are routed through, an account maintained at an “offshore bank”, or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction; and

d)	Any investor who gives AQR a reason to believe that the source of its subscription funds may not be legitimate.

5.	Enhanced Due Diligence Procedures

a)	AQR may consider the following measures as appropriate, to seek comfort with respect to certain enhanced due diligence investors who are natural persons:

1.	Reviewing pronouncements of U.S. governmental agencies and multilateral organizations such as FATF with regard to the adequacy of anti-money laundering and counter-terrorism legislation in the investor’s home country jurisdiction;

2.	Assessing the investor’s business reputation through review of generally available media reports or by other means;

3.	Considering the source of the investor’s wealth, including the economic activities that generated the investor’s wealth, and the source of the particular funds intended to be used to make the investment;

4.	Reviewing generally available public information, such as media reports, to determine whether the investor has been the subject of any criminal or civil enforcement action based on violations of anti-money laundering laws or regulations or any investigation, indictment, conviction or civil enforcement action relating to financing of terrorists.

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b)	AQR may consider the following measures as appropriate, to seek comfort with respect to certain enhanced due diligence investors who are legal entities:

1.	Reviewing pronouncements of U.S. governmental agencies and multilateral organizations such as FATF with regard to the adequacy of anti-money laundering and counter-terrorism legislation in the investor’s home country jurisdiction;

2.	Reviewing recent changes in the ownership or senior management of the investor;

3.	If applicable, determining the relationship between the investor and the government of its home country jurisdiction, including whether the investor is a government-owned entity;

4.	Reviewing generally available public information to determine whether the investor has been the subject of any criminal or civil enforcement action based on violations of anti-money laundering laws or regulations or any criminal investigation, indictment, conviction or civil enforcement action relating to financing of terrorists.

F.	Review of Existing Investors and Detection of Suspicious Activities

As appropriate, AQR will undertake a periodic risk assessment of its existing investor base in order to ensure that no investor is a Prohibited Person. Based on the risk assessment and the audit function, AQR will determine the adequacy of the due diligence performed on existing investors.

In addition, AQR requires that certain activities once detected be reported to the AML Officer by filing a Suspicious Condition Statement (“SCS”) (Exhibit 7). Listed below are some examples of the types and patterns of activities that may require further review to determine whether the activity is suspicious. The examples listed below do not constitute a per se suspicious activity, but may be indicative of an activity that may require further investigation:

1.	Investor exhibits an unusual concern regarding the hedge fund’s compliance with government reporting requirements, particularly with respect to the investor’s identity, type of business and assets, or the investor is reluctant or refuses to reveal any information concerning business activities, or the Investor furnishes unusual or suspect identification or business documents;

2.	Investor appears to be acting as the agent for another entity but declines, or is reluctant, without legitimate commercial reasons, to provide any information in response to questions about such entity;

3.	Investor has difficulty describing the nature of his or her business or lacks general knowledge of the industry he or she is apparently engaged in;

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4.	Investor attempts, with unusual frequency (taking into account the differences between direct investors and investor intermediaries as appropriate), to make investments, request redemptions or transfer funds;

5.	Investor engages in unusual or frequent wire transfers (taking into account the differences between direct investors and investor intermediaries as appropriate), particularly to unfamiliar bank accounts; and

6.	Investor transfers funds to jurisdictions other than its home country jurisdiction.

If an employee detects a suspicious activity or has reason to believe that suspicious activity is taking place, that employee is required to file a SCS with the AML Officer and inform his or her immediate supervisor.

If a suspicious activity is detected by the fund administrator or another third party in which AQR relies on investor due diligence, that fund administrator or other third party must immediately notify the AML Officer of any suspicious activity relating to AQR’s funds.

G.	Reliance Upon Investor Identification Performed by Third Parties

From time to time AQR may have investor intermediaries and nominees introduce their investor clients to AQR products or may invest in AQR products on their clients’ behalf. Similarly, a “fund of funds” may make investments in AQR products on behalf of its investors.

These third parties have direct contact and maintain the primary relationship with the investor and are consequently in the best position to “know the customer.” As a result, AQR will directly rely upon the investor identification procedures performed by such third parties, as set forth below.

In order to direct its due diligence efforts where they are most likely to be productive, AQR has determined, taking into account applicable law and regulation, its own risk assessment and available resources, that it is appropriate (absent any suspicious circumstances) to rely on the investor identification procedures performed by third parties with respect to investors by:

1.	A U.S.-regulated financial institution where the investor is a customer of the U.S.-regulated financial institution and the investor’s investment funds are wired from its account at the U.S.-regulated financial institution;

2.	An investor intermediary, nominee, fund of funds or asset aggregator that is itself a U.S.-regulated financial institution; or

3.	A regulated foreign financial institution organized in a FATF-Compliant Jurisdiction. AQR will expressly request that the foreign financial institution confirm that it has performed the necessary additional procedures or otherwise provide for the performance of such procedures to verify that an investor is not a Prohibited Investor prior to accepting an investor through the financial institution.

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If AQR is relying on certain third parties that are not in the above listed categories but have been determined to be acceptable, AQR will consider various factors, as appropriate, such as:

1.	Jurisdiction in which third party is based and the existence of applicable anti-money laundering laws and regulations.

2.	Regulatory status of third party and affiliates.

3.	Reputation and history of third party in the investment industry.

4.	The anti-money laundering and investor due diligence policies, procedures and controls implemented by the third party.

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H.	Section Glossary

•	A “Close Associate of a Senior Foreign Political Figure” is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

•	“Foreign Bank” means an organization that (i) is organized under the laws of a foreign country; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

•	“Foreign Shell Bank” means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

•	The “Immediate Family of a Senior Foreign Political Figure” typically includes the political figure’s parents, siblings, spouse, children and in-laws.

•	“Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (1) employs one or more individuals on a full-time basis; (2) maintains operating records related to its banking activities; and (3) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

•	“Regulated Affiliate” means a Foreign Shell Bank that: (1) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•	“Senior Foreign Political Figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

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IX.	CLIENT SERVICE

Please refer to the Anti-Money Laundering Policy prior to accepting a new account.

A.	Account Opening

1.	General

a)	Prior to opening a new account, appropriate AQR representatives shall conduct an initial consultation with the prospective client to ascertain the investment objectives, investment parameters, policies and guidelines, including any investment restrictions and liquidity needs, of the prospective client. The appropriate AQR representatives shall also ascertain the nature and extent of any applicable legal restrictions or limitations on the prospective client’s investment authority. The resulting outline of the prospective client’s guidelines, restrictions, financial position and liquidity plan, together with any due diligence or suitability review that may be performed on behalf of the prospective client, shall then be memorialized in writing and retained on file (AQR’s Anti-Money Laundering Policies must be strictly adhered to throughout the process).

b)	Following the initial consultation(s), and as appropriate, the AQR representatives shall make recommendations to the prospective client detailing AQR’s suggested investment program.

2.	Fund Subscriptions

a)	Prospective Clients are required to receive the Private Placement Memoranda and a copy of AQR’s Part II of Form ADV prior to investing in a Fund.

b)	Prior to investing in an AQR Fund, the prospective client is required to complete the following subscription documentation:

1.	Subscriber Information Form

2.	Subscription Agreement

3.

Evidence of Authorization: Subscribers which are corporations may be required to submit certified corporate resolutions authorizing the subscription and identifying the corporate officer(s) empowered to sign the basic subscription documents. Partnerships should submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners. Trusts should submit a copy of the trust agreement or relevant portions thereof showing appointment and authority of trustee(s). Employee benefit plans (including Individual Retirement Accounts) must submit a certificate of the trustee or an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the basic subscription documents. (Entities may be requested to furnish other or additional documentation evidencing the authority to invest in a Fund.)

3.	Advisory Clients

a)	AQR will provide prospective clients a copy of AQR’s Part II of Form ADV 48 hours prior to signing the investment management agreement.

b)	Prior to executing an advisory or other agreement with a prospective client, the appropriate AQR representative shall conduct such reasonable investigation and, if appropriate, request such additional documentation from the prospective client to ascertain that the client and the person who executes such agreement(s) on behalf of the client are acting in an authorized capacity with authority to grant discretionary or other applicable authority to AQR. Such back-up documentation may include copies of Board of Directors/Trustees resolutions and trust and plan agreements.

c)	Prospective advisory clients shall be required to sign and date the advisory agreement prior to the commencement of portfolio management.

B.	Maintaining And Servicing Client Accounts

1.	Advisory Clients

a)	After being retained and establishing a client account, AQR representatives shall perform such investment services as shall be mutually agreed upon by the parties. In all cases, this will require that AQR conduct ongoing reviews by assessing the performance of the services rendered and the investments obtained in relation to the client’s investment objectives and goals. It also will require that AQR have processes in place to monitor adherence to clients’ account guidelines and restrictions and to identify any potential violations. Any breaches of client guidelines or restrictions must be brought immediately to the attention of the CCO. It is AQR’s fundamental policy consistently to observe the highest standards of fiduciary responsibility in seeking to effect the most advantageous investment decisions on behalf of its clients.

b)	AQR shall have procedures for producing standard client reports that are published on a regular cycle in keeping with the client’s requirements and direction. All information contained in the client reports must be accurate and timely. The client reports should include information on the status of the client’s holdings, transactions, investment performance and market conditions. AQR shall conduct account review meetings with each client on a quarterly, semi-annual or such other basis as may be agreed to with the client.

c)	On an annual basis AQR shall deliver a copy of its Part II of Form ADV to Advisory Clients that are not investment companies.

2.	Fund Participants

a)	AQR will furnish to its Fund Participants as soon as practicable after the end of each fiscal year annual reports containing financial statements examined by the Fund’s independent auditors as well as such tax information as is necessary for each Participant to complete U.S. Federal and state income tax or information returns, along with any other tax information required by law. In addition, AQR will furnish each Participant with quarterly reports on the operations of the Fund.

C.	Complaints

All investor complaints whether written (this includes email) or oral, must be reported to the CCO and the General Counsel immediately upon receipt. If a complaint is in writing, a copy of the complaint must be forwarded to the CCO and the General Counsel. The original complaint or a written description of an oral complaint must be maintained in a designated file, along with a statement of the details of how the complaint was resolved.

D.	Section Glossary

•	“AQR Funds” shall mean investment products provided through collective investment vehicles, including private investment partnerships, and foreign investment companies that are exclusively managed by AQR or an affiliate of AQR.

•	“Fund Participant” shall mean an investor in an AQR Fund.

•	“Advisory Client” shall mean a client that is separately managed or sub-advised by AQR and is not an AQR Fund.

X.	CLIENT DATA PRIVACY

A.	General

AQR is required to maintain the confidentiality of all “nonpublic personal information” that it collects on clients or prospective clients. “Nonpublic personal information” includes personally identifiable financial information and any list or grouping of clients that is created using personally identifiable financial information that is not publicly available information. Examples of such information include:

•	Information that individual clients or potential clients may provide to you, such as information about income, assets or liabilities.

•	Information that AQR may obtain in the course of handling transactions for individual clients, such as account balance information, investment guidelines, advisory fees and securities held on behalf of the client.

•	The fact that an individual is or has been one of your clients or has obtained a financial product or service from AQR.

•	Any information about your client if it is disclosed in a way that indicates that the individual is or has been an AQR client.

•	Information from a consumer report.

All of this information must be safeguarded as confidential, and AQR must maintain administrative, technical, and physical systems and procedures that are reasonably designed to prevent the improper disclosure of information to unauthorized persons.

Note: This does not prevent disclosure to non-affiliates – such as custodians or brokers – where necessary to carry out transactions for clients. If you are unsure whether disclosure of individual client information to custodians or brokers is appropriate, before disclosing such information please contact the CCO to ensure that the disclosure falls under one or more exceptions to the regulation.

B.	Safeguarding Records

All client information must be safeguarded and AQR must reasonably prevent the improper disclosure of information to unauthorized persons.

AQR Employees are required to:

•	protect their passwords and prohibit unauthorized use;

•	discuss, email, send or provide access to client information solely to authorized persons; and

•	shred drafts that contain client data.

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C.	Initial Privacy Notice

Immediately upon receipt of information regarding an individual client or potential client, the Portfolio Administrator, Client Service Representative or other appropriately designated person is required to send the individual a copy of AQR’s Privacy Notice.

D.	Annual Privacy Notice

The Portfolio Administrator, Client Service Representative or other appropriately designated person in each business unit is required to send a copy of the Privacy Notice to each individual client annually. The annual Privacy Notice to individual clients may be included in annual client statements or other client correspondence.

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XI.	INVESTMENT MANAGEMENT

A.	Client and Regulatory Mandates

As a registered investment adviser and a fiduciary, AQR must exercise due care to ensure that client and regulatory mandates are followed in the management process. To provide a reasonable level of assurance the CCO and investment management team will periodically review adherence with these mandates.

AQR employees are required to report all deviations from these mandates to the CCO. Clients will be notified in accordance with their stated mandates.

B.	Allocation Of Trade Opportunities

As a registered investment adviser and a fiduciary, AQR must exercise due care to ensure that investment opportunities are allocated equitably among all client accounts. It is AQR’s policy to provide consistent treatment of client accounts with similar investment guidelines when possible.

Despite the highly customized nature of its advice, AQR may on occasion purchase or sell the same securities for more than one advisory client account at the same time, and in so will allocate investment opportunities and trades fairly. “Fair” treatment does not mean identical treatment of all clients. Rather, it means that AQR does not discriminate on an impermissible basis against one client or group of clients.

When AQR transacts securities for more than one account, the investment opportunities and trades must be allocated in a manner consistent with our fiduciary duties. AQR’s investment professionals should take into account cash availability and need, suitability, investment objectives and guidelines and other factors deemed appropriate in making investment allocation decisions.

New Issues – Special Concerns.

Sensitive allocation issues arise when AQR is given an opportunity to participate in an offering that is expected to be over-subscribed. AQR allocates securities purchased in these offerings to accounts based on, but not limited to, factors such as investment objectives, risk profile and portfolio restrictions.

Any indication of interest in a new issue expressed by a portfolio manager must be formulated as an independent decision based on consideration of the merits of the company going public. Decisions to participate in new issues must not be tied to any promise of after-market purchases or arrangements to pay higher commission rates or direct higher volumes of brokerage business to any particular broker-dealer.

New Issue Allocation

Equity IPO allocation methodology will exclude accounts/funds from receiving IPO allocations if/when:

1.	The account/fund does not trade individual stocks; and/or

2.	An IPO allocation is inconsistent with the investment objectives or guidelines of the account/fund; and/or

3.	An IPO allocation can’t be properly hedged in the account/fund using standard hedging techniques; and/or

4.	An IPO allocation would add too much volatility to an account/fund, thereby altering the risk profile of the account/fund; and/or

5.	An IPO allocation would change the portfolio composition and position weighting in such a way as to corrupt the modeling process for that account/fund; and/or

6.	The account/fund is a proprietary account; and/or

7.	The account is prohibited by NASD Rule 2790.

IPOs received will be allocated on a pro-rata basis across the eligible accounts/funds noted above based on the Assets Under Management (AUM) of those accounts/funds. To provide a reasonable level of assurance the CCO and investment management team will periodically review adherence with these mandates.

C.	Proprietary Accounts

AQR intends to trade futures, options and securities for their proprietary accounts, which trades might compete with or be opposite to AQR’s trades for clients. In conducting such activities AQR may allocate management time and administrative functions.

However, in rendering trading advise to clients, AQR will not knowingly or deliberately favor any proprietary account over the account of any client. To provide a reasonable level of assurance, the CCO and investment management team will periodically review proprietary trading.

Proprietary Accounts are prohibited from receiving a new issue allocation.

D.	Execution of Orders

In placing portfolio transactions, AQR seeks to obtain the best execution for the client funds, taking into account the following factors: the ability to effect prompt and reliable executions at favorable prices (including the applicable dealer spread or commission, if any); the operational efficiency with which transactions are effected, taking into account the size of order and difficulty of execution; the financial strength, integrity and stability of the broker; the firm’s risk in positioning a block of securities; the quality, comprehensiveness and frequency of available research services considered to be of value; and the competitiveness of commission rates in comparison with other brokers satisfying AQR’s other selection criteria.

In some circumstances, it may be appropriate for an investment professional to buy or sell a security on behalf of more than one client account over a period of time (e.g., if the investment professional is buying a small capitalization and/or relatively illiquid security for more than one advisory client account, he or she may wish to fill the order over a period of days or weeks). In those instances, although it may not be possible for aggregated orders to be entered for all of the investment professional’s clients, the investment professional still must allocate clients’ orders on an equitable basis (e.g., the investment professional may rotate the order in which accounts participate in these types of orders).

E.	Aggregate Orders

AQR may aggregate (“bunch”) transactions in the same security on behalf of more than one client to facilitate best execution and to possibly reduce the price per share and/or other costs. For those accounts that incur ticket charges for orders placed, aggregated orders will not reduce those costs. AQR effects the aggregated transactions in a manner designed to ensure that no participating client is favored over any other client. When possible, securities bought or sold in an aggregated transaction are allocated pro-rata to the participating client accounts in proportion to the size of the orders placed for each account. Under certain circumstances, AQR may increase or decrease the amount of securities allocated to each account if necessary to avoid holding odd lot or small numbers of shares for particular clients. When AQR is unable to fully execute an aggregated order, AQR will allocate such transactions on a pro-rata basis or in a manner AQR determines in good faith to be a fair and equitable allocation.

With respect to the aggregated order, each client will participate at the average share price for all of AQR’s transactions in that security at the time of the order. However, with regard to split fills, we may employ a process that calculates the average price for each bunched order. The process will then assign the average price to each allocated contract. The process will allocate the actual fill prices among the accounts included in the order to approximate, as closely as possible, the average fill price.

Deviations from this policy must be approved and reported to the CCO.

F.	Directed Brokerage

From time to time a client may direct AQR to use a particular broker-dealer for all or a percentage of trades (“directed brokerage arrangement”). AQR will inform the client of the costs and disadvantages that may occur if a directed brokerage arrangement is employed, such as higher commissions, less than favorable execution, and/or exclusion from trade opportunities. It is AQR’s practice not to negotiate commission rates with directed broker-dealers unless expressly requested by the client. Accordingly, the client will determine whether or not the broker-dealer could provide adequate price and execution for its transactions.

AQR may, from time to time, aggregate (“batch”) orders for the purchase or sale of a particular security for the accounts of several clients (as discussed above). However, in those cases where a client has a directed brokerage arrangement, AQR will be unable to negotiate lower commissions thus precluding them from receiving the benefit that otherwise might be available from aggregation. In addition, there may be instances where AQR cannot include clients with directed brokerage arrangements in aggregate orders, there by impacting commission rates and execution.

G.	Position Limits In Futures

The CFTC and/or various exchanges have established position limits in certain futures contracts which fix the maximum number of contracts that may be held or controlled by any person, subject to certain exemptions for hedging or other non-speculative transactions. Accounts under common ownership or control must be aggregated for position limit and reporting purposes. The following types of accounts must be aggregated and treated as one account:

1.	The individual account of an investor and any other related accounts owned or controlled by the investor (i.e., a CPO who controls more than one account);

2.	All accounts where trading is initiated by the same third party, such as accounts managed by a CTA, as well as the CTA’s personal account; and

3.	An interest of 10% or more in an account, which may qualify its holder as the owner of that account, subject to an exemption for the interest of a limited partner in a commodity pool limited partnership or the interest of a shareholder in such a corporation who in either case is not the CPO of the pool.

H.	Cross Transactions

This policy applies to transactions in which AQR arranges for the purchase and sale of a security between two client accounts that are not proprietary accounts (i.e., principal trades) or any accounts that are managed pursuant to an agreement prohibiting such transactions.

There are generally two types of securities cross-trading transactions: Direct cross-trades and brokered cross-trades. Direct cross-trades occur whenever an investment manager causes the purchase and sale of a particular security to be made directly between two or more accounts under its management without a broker acting as intermediary. Under this practice, the manager executes a securities transaction between its managed accounts without going into the open market - such as a national securities exchange (e.g., the New York Stock Exchange (“NYSE”) or an automated broker-dealer quotation system (e.g., the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”). Brokered cross-trades occur whenever an investment manager places simultaneous purchase and sale orders for the same security with an independent broker-dealer under an arrangement whereby such broker-dealer will cross the transaction at a particular price and transaction cost.

However, transactions executed through electronic crossing networks (“ECNs”) such as Posit or Instinet are not cross transactions and are not subject to this policy, even if AQR places purchase and sale orders for the same security simultaneously, unless such orders are accompanied by instructions to the ECN to cross the transactions.

Cross Transaction	Requirements
AQR Proprietary Account « AQR Client	Not permissible

ERISA « ERISA or	Not permissible

ERISA « Non- ERISA

Futures Transactions	Not permissible

Non-ERISA « Non-ERISA	Permissible under the following conditions:

Does not include registered investment companies (“RIC”).	1. Approval by the CCO. 2. Transaction is consistent with the investment objectives and policies of each Account.

3. Transaction will result in no cash consideration being paid by either Account, other than cash payment against prompt delivery of the security.

4. Transaction will not result in the payment of any brokerage commission, fee or other remuneration, other than customary transfer fees.

5.      The price selected for a “listed security” (e.g., equity listed on NYSE or AMEX, principal foreign exchange security, etc.) shall be the last sale price in consolidated transaction reporting system or, if no reported transactions are recorded at the time of the transaction use the average of the highest current independent bid and the lowest current independent offer in the consolidated transaction reporting system.

6.      For all other securities, use the average of the highest current independent bid and the lowest current independent offer using at least three independent brokers, determined on the basis of reasonable inquiry.

RIC « RIC	Permissible under the following conditions:

RIC « Other AQR Portfolio	1. If permitted by the RIC’s guidelines.

2. Approval by the CCO.

3. Adherence to RIC’s guidelines.

4. Adherence to Rule 17a-7 of the Investment Company Act.

I.	Soft Dollar Arrangements

The term “soft-dollars” refers generally to the practice by investment advisers of paying for research and brokerage services using brokerage commissions generated by the execution of trades for their clients’ accounts. Under no circumstances shall any AQR employee enter into any oral or written agreement providing for the specific allocation of brokerage or other execution activity without the prior approval from the Soft Dollar Committee.

Congress recognized that, in a competitive rate environment, fiduciary duty should not necessarily require payment of the lowest commission rate. Section 28(e) of the Securities Exchange Act of 1934 set the statutory standards for doing so. It requires that a person exercising discretion with respect to an account must make a good-faith determination that the rate paid is reasonable in relation to the value of the research services provided, viewed either in terms of the particular transaction or in terms of overall responsibility with respect to accounts for which the money manager exercises investment discretion. It is thus considered compliant for the money manager to “pay up” for research services.

The safe harbor provided by Section 28(e) of the 1934 Act, is not available for futures transactions. Although the CFTC has not expressed its view on its issue, Rule 4.24(j)(3) and Rule 4.34(j)(3) under the CPO/CTA rules specifically require disclosure of conflicts of interest relating to soft dollar arrangements for CPOs and CTAs respectively. If it enters into a soft dollar arrangement with an FCM, a CPO/CTA has a fiduciary obligation to its clients and must (i) act solely in the best interest of its clients; (ii) make full disclosure of all material facts, including any conflicts of interest; and (iii) monitor the cost and performance of the FCM, both initially and on an ongoing basis.

1.	General Guidelines

a)	The CCO must approve all soft dollar arrangements in advance.

b)	Best price and execution do not require paying the lowest available commission. The broker’s ability to execute, efficiency of execution, back office capability, financial responsibility, the value of research provided and overall price of the transaction are all proper considerations in reaching a good-faith determination that commissions are reasonable in relation to the value of brokerage and research provided and AQR must substantiate this good-faith determination.

c)	The products and services provided by the broker must constitute “research”; that is, they must “provide lawful and appropriate assistance to the money manager’s investment decision-making process....” If products or services are utilized both for research and other purposes, AQR will pay in hard dollars for the portion of such products and services that it allocates in good faith to non-research purposes. Research and brokerage services do not include overhead or administrative expenses, the correction of trading efforts, or consulting services in marketing aimed at soliciting new clients.

d)	AQR will not obligate itself to generate a specified commission rate, or pay in hard dollars to the extent that a specified level of commissions is not reached.

e)	The broker or dealer with whom the brokerage is placed must provide the research. AQR can place orders with a broker in payment for research which the broker did not produce “in house” if, and only if, the broker has “provided” the research - that is, if the broker (and not AQR) has incurred a direct legal obligation to the third party producing the research to pay for that research. (AQR can participate in the selection of the research to be provided.)

f)

If an order is placed with an introducing broker that provides research but executes through a second broker, the second broker must be the introducing broker’s “normal and legitimate correspondent.” This standard is met if the introducing broker is “engaged in securities activities of a more extensive nature than merely the receipt of commissions paid to it by other broker-dealers for ‘research services’ provided to money managers.”

g)	AQR must exercise investment discretion in the management of an account eligible to generate soft-dollars.

h)	Commissions must be used to purchase the services. Transactions with mark-ups/markdowns are not eligible for soft-dollar treatment.

i)	The investment services and products received from a particular broker through whom a trade is executed may be used by AQR to benefit all of AQR’s clients and accounts.

2.	Soft-Dollar Committee

Will	convene only if an arrangement is being considered or in use.

The	Soft Dollar Committee shall periodically:

a)	approve or deny any proposed changes to the list of broker-dealers utilized by AQR and the list of approved soft dollar arrangements.

b)	interview investment professionals regarding their use of the products and services received from broker-dealers;

c)	evaluate the products and services received by AQR, based on such services and products, and determine which products and research AQR will continue to receive.

d)	for each service or product received from a broker-dealer, analyze whether such services are: (1) research; (2) non-research; or (3) a mix of research or non-research, and document such determination; and

e)	review current justifications for entering into each soft dollar arrangement to determine if the product or service is needed and whether it provides legitimate assistance in AQR’s investment-decision making process.

J.	Selection of Counterparties and Brokers/Dealers

1.	General

AQR maintains a list of approved counterparties . The Counterparty Committee is responsible for the counterparty list and will review it at least annually, although it may make additions or deletions to the list at any time. When approving brokers for use by AQR, the Counterparty Committee will consider factors touching on the overall quality of execution services received, including (but not limited to) price, opportunity for price improvement, anonymity, liquidity, speed of execution, expertise with difficult securities, trading style and strategy, geographic location of the broker, the number of errors committed by each broker, and access to new issues. In addition, the Counterparty Committee will keep appraised of all new trading mechanisms, including Electronic Communications Networks (“ECNs”), to determine whether these new, non-traditional markets and brokers may offer best execution and lower costs.

When selecting a party for each specific transaction, the investment professional member placing the trade uses his/her best judgment to choose the broker most capable of providing the services necessary to obtain the best available price and most favorable execution.

2.	Approval Process

Counterparties are approved at three risk levels based on the credit exposure provided: High, Moderate, and Low. The following chart sets out the required Committee Member approval:

Counterparty’s Risk Level	Required Committee Member Approval
High - Over the counter derivatives,	1 Principal
custodial services, and	2 Senior Investment Professionals
clearing/settlement services (e.g.	(or Principals)
SWAPS, CFDs and Prime Brokers)	1 Legal or Compliance

Moderate - Delayed settlement	1 Principal
securities (e.g. TBAs)	2 Senior Investment Professionals
(or Principals)
1 Legal or Compliance

Low - Receipt versus payment	2 Senior Investment Professionals
/Delivery versus payment (e.g.	(or Principals)
executing brokers)

3.	NFA By-Law 1101 Consideration

As a CPO/CTA AQR may not transact futures-related business with an entity that is required to be registered under the CEA and is not an NFA member pursuant to NFA By-Law 1101. The Counterparty Committee must confirm that any entity in which AQR transacts futures-related business is registered under the CEA and an NFA member prior to engaging in such business.

K.	Section Glossary

•	“Advisory Client” shall mean a client that is separately managed or sub-advised by AQR and is not an AQR Fund.

•	“AQR Funds” shall mean investment products provided through collective investment vehicles, including private investment partnerships, and foreign investment companies that are exclusively managed by AQR or an affiliate of AQR.

•	The “Counterparty Committee” members are:

Principals	Senior Investment Professionals	Legal/Compliance
Cliff Asness	Ronen Israel	Brad Asness

Brian Hurst	Mani Mahjouri	Abdon Bolivar

Jacques Friedman	Lars Nielsen	Brendan Kalb

David Kabiller

Robert Krail

Oktay Kurbanov

John Liew

•	CFTC – Commodity Futures Trading Commission

•	CPO – Commodity Pool Operator

•	CTA – Commodity Trading Advisor

•	ERISA – Employee Retirement Income Security Act

•	FCM – Futures Commission Merchant

•	“Fund Participant” shall mean an investor in an AQR Fund.

•	NFA – National Futures Association

•	The “Soft Dollar Committee” members are Clifford Asness, Robert Krail, John Liew, Bradley Asness and the CCO.

XII.	PROCEDURAL ERRORS

A.	Procedures for Reporting Errors

AQR classifies trade errors as those errors that occur after the order is created and submitted by the investment management process. All other errors will be deemed as process errors.

Errors caused by a broker or other third parties are not covered by this particular policy.

Whenever a potential error is identified it must be reported to the CCO. The CCO will work with the investment process, trading personnel and CCO to determine whether or not an error has in fact occurred.

B.	Follow-Up and Resolution

If an error does occur, the CCO, the General Counsel, and the Managing Principal will determine the overall impact of the error. They will consider market conditions, investment guidelines and objectives and the level of deviation from prescribed practice. In the context of the items mentioned above, AQR would determine whether to reimburse the account.

Following detection, AQR will correct errors as soon as reasonably possible. AQR prohibits its staff from requesting a broker-dealer to accept financial responsibility for a trade error caused by our personnel in exchange for the promise of future compensation through commissions.

C.	Error Account

An AQR error account may be used to facilitate the resolution of errors. The CCO will periodically receive statements from the error account and review the activity in the account.

If net gains are present in the account at the end of the fiscal year, AQR will donate the amount to a charity of its choice.

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XIII.	PROXY POLICY

A.	General

Investment Advisers Act of 1940 Rule 206(4)-6 imposes a number of requirements on investment advisers that have voting authority with respect to securities held in their clients’ accounts. The SEC states that the duty of care requires an adviser with proxy voting authority to monitor corporate actions and to vote the proxies. To satisfy its duty of loyalty, an adviser must cast the proxy votes in a manner consistent with the best interests of its clients, and must never put the adviser’s own interests above those of its clients.

These written policies and procedures are designed to reasonably ensure that AQR votes proxies in the best interest of clients over whom AQR has voting authority; and describes how AQR addresses material conflicts between its interests and those of its clients with respect to proxy voting.

B.	Proxy Guidelines

Generally, AQR will vote based upon the recommendations of Institutional Shareholder Services (“ISS”), an unaffiliated third party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, recordkeeping and vote disclosure services. Appendix 2 of this Compliance Manual contains a summary of the Proxy Voting Guidelines employed by ISS and adopted by AQR for voting proxies. Although ISS’ analyses are reviewed and considered in making a final voting decision, AQR will make the ultimate decision. As a matter of policy, the officers, directors and employees of AQR will not be influenced by outside sources whose interests conflict with the interests of its Clients.

In addition, unless prior approval is obtained from AQR’s CCO the following must be adhered to:

1.	AQR shall not engage in conduct that involves an attempt to change or influence the control of a public company. In addition, All communications regarding proxy issues or corporate actions between companies or their agents, or with fellow shareholders shall be for the sole purpose of expressing and discussing AQR’s concerns for its advisory clients’ interests and not for an attempt to influence or control management.

2.	AQR will not announce its voting intentions and the reasons therefore.

3.	AQR shall not participate in a proxy solicitation or otherwise seek proxy-voting authority from any other public company shareholder.

AQR has the responsibility to process proxies and maintain proxy records pursuant to SEC rules and regulations. Therefore, AQR will attempt to process every vote it receives for all domestic and foreign proxies. However, there may be situations in which AQR cannot vote proxies. For example:

•	If the cost of voting a proxy outweighs the benefit of voting, AQR may refrain from processing that vote.

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•	AQR may not be given enough time to process the vote. For example ISS through no fault of their own, may receive a meeting notice from the company too late, or may be unable to obtain a timely translation of the agenda.

•	If AQR has outstanding sell orders, the proxies for those meetings may not be voted in order to facilitate the sale of those securities. Although AQR may hold shares on a company’s record date, should it sell them prior to the company’s meeting date, AQR ultimately may decide not to vote those shares.

•	AQR will generally refrain from voting proxies on foreign securities that are subject to share blocking restrictions.

AQR may vote against an agenda item where no further information is provided, particularly in non-U.S. markets. AQR may also enter an “abstain” vote on the election of certain directors from time to time based on individual situations, particularly where AQR is not in favor of electing a director and there is no provision for voting against such director.

If an AQR portfolio manager determines that the interest’s of clients is best served to vote differently from the ISS recommended vote, approval must be obtained from the CCO or designee. AQR will adhere to the Conflict of Interest (below) section of this policy in all instances where the recommended vote is not taken.

AQR will periodically review the outside party’s voting standards and guidelines to make certain that proxy issues are voted in accordance with the adopted proxy voting guidelines and the avoidance of conflicts of interest.

C.	Proxy Procedures

AQR has engaged ISS to assist in the administrative aspects for the voting of proxies. ISS is responsible for coordinating with Clients’ custodians to ensure that all proxy materials received by the custodians relating to the Clients’ portfolio securities are processed in a timely fashion. To the extent applicable, ISS votes all proxies in accordance with its own proxy voting guidelines (please see Proxy Guidelines above), which have been reviewed and adopted by AQR. The CCO shall supervise the proxy voting process.

Upon request, AQR will furnish a copy of the policies and procedures to the requesting client and information on how the client’s proxies were voted.

D.	Conflicts of Interest

Occasions may arise where a person or organization involved in the proxy voting process may have a conflict of interest. A conflict of interest may exist, for example, if AQR has a business relationship with (or is actively soliciting business from) either the company soliciting the proxy or a third party that has a material interest in the outcome of a proxy vote or that is actively lobbying for a particular outcome of a proxy vote. Any individual with knowledge of a personal conflict of interest (e.g., familial relationship with company management) relating to a particular referral item shall disclose that conflict to the CCO and otherwise remove himself or herself from the proxy voting process. The CCO will review each item referred to by AQR’s investment professionals to determine if a conflict

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of interest exists and will draft a Conflicts Report for each referral item that (1) describes any conflict of interest; (2) discusses the procedures used to address such conflict of interest; and (3) discloses any contacts from parties outside AQR (other than routine communications from proxy solicitors) with respect to the referral item not otherwise reported in an investment professional’s recommendation. The Conflicts Report will also include written confirmation that any recommendation from an investment professional provided under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.

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XIV. BOOKS	AND RECORDS

A.	General

AQR is required to keep extensive records of its business activities. AQR’s record-keeping policy encompasses:

1.	what records must be kept;

2.	how long must the records be kept;

3.	where must the records be kept; and

4.	in what form must the records be kept.

Note: Each AQR employee is required to assure that he or she properly keeps the records that are required for his or her area. If you have any questions about what is required, please be sure to contact AQR’s CCO.

Integrity of Records

Employees must maintain records that are accurate, complete, authentic and organized. Employees should: Ensure that records are what they purport to be and that their stated creators have indeed created them.

•	Ensure records contain all the content, structural and contextual information necessary to document transactions.

•	Ensure that records comply with recordkeeping requirements of this policy.

B.	Required General and Financial Records

1.	All articles of incorporation, by-laws, minute books and other corporate records of all AQR entities.

2.	All written agreements to which any AQR is a party.

3.	All personal securities trading records of all AQR personnel. (See Section II of this Compliance Manual.)

4.	All books of original entry, including cash receipts and disbursement records and any other records of original entry that form the basis for entries in any financial ledger.

5.	All general and auxiliary ledgers, or other comparable records, that reflect asset, liability, reserve, capital, income and expense accounts.

6.	All checkbooks, bank statements, cancelled checks and cash reconciliations.

7.	All bills and statements (originals or copies) both paid and unpaid.

8.	All trial balances, financial statements and internal audit working papers.

9.	Client and business e-mail communication.

10.	Records that evidence training requirements mandated by the NFA and CFTC.

11.	Retain the SEC required proxy voting records.

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C.	Required Client Records

1.	All written agreements entered into with clients.

2.	All powers of attorney and other documentation of the granting of any discretionary authority by any client.

3.	A memorandum of any instruction received from a client concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation to any such order or instruction.

4.	For written communications with clients and others, the originals of communications received and copies of communications sent, if they relate to:

a)	Any recommendation or discretionary investment decision made or proposed to be made and any advice given or proposed to be given.

b)	Any receipt, disbursement or delivery of funds or securities.

c)	The placing or execution of any order to purchase or sell any security.

5.	A copy of each Form ADV or other document, including each amendment or revision, that is given or sent to any client or prospective client under the “Brochure Rule”. (See Section VII-E of this Compliance Manual.) The records must include the date on which each written statement and each amendment or revision was given or offered to be given to any client or to any prospective client who subsequently becomes a client.

6.	Copies of all disclosure documents delivered to clients by solicitors acting on behalf of AQR and all written acknowledgements of receipt obtained from clients regarding the disclosures of solicitors. (See Section VII-E of this Compliance Manual.)

7.	A list or other record of all accounts over which AQR has discretionary power with respect to the funds, securities or transactions of the client.

8.	Records showing separately for each client the securities purchased and sold and the date, amount and price of each such purchase and sale.

9.	For each security in which any client has a current position, information from which AQR can promptly furnish the name of each client that has a position and the current amount of that client’s position or interest.

Additional For ERISA Accounts:

1.	All records that are required to be kept for Non-ERISA Accounts, as described above.

2.	A copy of the governing trust agreement and a copy of the governing plan document (if separate from the trust agreement).

3.	All subsequent amendments to the plan and trust documents.

4.	A certified resolution of the named fiduciary of the plan authorizing the appointment of AQR as investment manager.

5.	A memorandum confirming that appropriate fidelity bond coverage has been arranged.

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D.	Required Trading Records

1.	Trade tickets or other memoranda of each order given for the purchase or sale of any security for a client account, and any modification or cancellation of such order or instruction.

2.	Orders that are entered pursuant to the exercise of discretionary power must be so designated. Each record must show:

a)	The terms and conditions of the order, instruction, modification or cancellation.

b)	Who recommended the transaction to the client or ordered the trade on behalf of the client.

c)	Who placed the order.

d)	The account for which the order was entered.

e)	The date of entry.

f)	The bank, broker or dealer by or through which the order was executed.

3.	Broker confirmations or other documentation of all trades placed for client accounts.

4.	All records of error accounts in which AQR is the beneficial owner.

E.	Marketing Records

1.	All accounts, books, internal working papers and any other records or documents that are necessary to form the basis for or demonstrate the calculation of performance or rate of return of any or all accounts or securities recommendations that are reflected in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that is distributed directly or indirectly to ten or more persons (other than employees).

2.	For documentation of account performance, it is sufficient to retain:

a)	Third-party account statements that reflect all debits, credits and other transactions in each client’s account for the period of the statement; and

b)	All necessary worksheets to demonstrate the calculation of the performance or rate of return.

3.	A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that is circulated or distributed, directly or indirectly, to ten or more persons (other than employees).

4.	If the communication recommends the purchase or sale of a specific security and does not state their reasons for the recommendation, you must retain a memorandum that does indicate the reasons.

5.

If any notice, circular or other advertisement offering any report, analysis, publication or other service is sent to persons named on any list, then you also must retain a copy of the list and a notation of the source of the list. Otherwise, when such a communication is sent to more than ten persons, it is

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not necessary to keep a record of the names and addresses of the persons to whom it is sent.

F.	Time of Retention

You must keep all financial and trade records for seven years. All other records will be kept for five years. AQR is responsible for assuring that records are regularly reviewed and are disposed of after seven years pursuant to a document retention program that is consistently applied.

IMPORTANT: For marketing materials and for materials that provide support or backup for any performance calculations, this five year period runs from the end of the last year the marketing materials or performance numbers. Thus, these records may require retention for periods exceeding seven years.

G.	Location of Records

For the first two years records must be keep on-site at AQR’s offices. After the first two years, until the records are disposed of, the records must be keep in a place from which they can readily be retrieved within 24 hours.

H.	Form of Storage

1.	Required records can always be in their original paper form.

2.	Required records may also be on microfilm or microfiche or on electronic storage, if the following requirements are met.

a.	Arrange and index the records in a way that permits easy location, access and retrieval of any particular record.

b.	Be able to provide promptly -

•	A legible, true and complete copy of the record in the medium and format in which it is stored;

•	A legible, true and complete printout of the record;

c.	A means to access, view and print the recordsKeep a second copy of each required record in any allowed form in a separate location.

d.	For any records stored in digital or any other electronic form AQR must:

•	Maintain and preserve the records so as reasonably to preserve them from loss, alteration or destruction;

•	Limit access to the records to properly authorized personnel; and

•	Reasonably ensure that any reproduction of a non-electronic original record on any electronic storage medium is complete, true and legible when received.

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Appendix 1

FINANCIAL ACTION TASK FORCE

The Financial Action Task Force on Money Laundering (FATF) is an inter-governmental body whose purpose is the development and promotion of policies, both at national and international levels, to combat money laundering. The Task Force is therefore a “policy-making body” which works to generate the necessary political will to bring about national legislative and regulatory reforms to combat money laundering.

Since the end of 1998, the FATF has engaged in an initiative to identify key weaknesses in the anti-money laundering systems of jurisdictions both inside and outside its membership. The goal of this initiative is to encourage identified jurisdictions to implement international standards in this area.

The NCCT list contains the following nations and territories as of February 18, 2005:

            Myanmar

            Nauru

            Nigeria

The most current list can be obtained at the following website:

http://wwwl.oecd.org/fatf/NCCT en.htm

Appendix 2

ISS Proxy Voting Guidelines Summary

The following is a condensed version of all proxy voting recommendations contained in The ISS Proxy Voting Manual.

1.	Operational Items

Adjourn Meeting

Generally vote AGAINST proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

Amend Quorum Requirements

Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

Amend Minor Bylaws

Vote FOR bylaw or charter changes that are of a housekeeping nature (updates or corrections).

Change Company Name

Vote FOR proposals to change the corporate name.

Change Date, Time, or Location of Annual Meeting

Vote FOR management proposals to change the date/time/location of the annual meeting unless the proposed change is unreasonable.

Vote AGAINST shareholder proposals to change the date/time/location of the annual meeting unless the current scheduling or location is unreasonable.

Ratifying Auditors

Vote FOR proposals to ratify auditors, unless any of the following apply:

•	An auditor has a financial interest in or association with the company, and is therefore not independent

•	Fees for non-audit services are excessive, or

•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position.

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account the tenure of the audit firm, the length of rotation specified in the proposal, any significant audit-related issues at the company, and whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

Transact Other Business

Vote AGAINST proposals to approve other business when it appears as voting item.

2.	Board of Directors

Voting on Director Nominees in Uncontested Elections

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: composition of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance relative to a market index, directors’ investment in the company, whether the chairman is also serving as CEO, and whether a retired CEO sits on the board. However, there are some actions by directors that should result in votes being withheld. These instances include directors who:

•	Attend less than 75 percent of the board and committee meetings without a valid excuse

•	Implement or renew a dead-hand or modified dead-hand poison pill

•	Ignore a shareholder proposal that is approved by a majority of the shares outstanding

•	Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

•	Failed to act on takeover offers where the majority of the shareholders tendered their shares

•	Are inside directors or affiliated outsiders and sit on the audit, compensation, or nominating committees

•	Are inside directors or affiliated outsiders and the full board serves as the audit, compensation, or nominating committee or the company does not have one of these committees

•	Are audit committee members and the non -audit fees paid to the auditor are excessive. In addition, directors who enacted egregious corporate governance policies or failed to replace management as appropriate would be subject to recommendations to withhold votes.

•	Are inside directors or affiliated outside directors and the full board is less than majority independent

•	Sit on more than six public company boards

Age Limits

Vote AGAINST shareholder or management proposals to limit the tenure of outside directors either through term limits or mandatory retirement ages.

Board Size

Vote FOR proposals seeking to fix the board size or designate a range for the board size.

Vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

Cumulative Voting

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis based on the extent that shareholders have access to the board through their own nominations.

Director and Officer Indemnification and Liability Protection

Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard.

Vote AGAINST proposals to eliminate entirely directors’ and officers’ liability for monetary damages for violating the duty of care.

Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness. Vote FOR only those proposals providing such expanded coverage in cases when a director’s or officers legal defense was unsuccessful if both of the following apply:

•	The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and

•	Only if the director’s legal expenses would be covered.

Establish/Amend Nominee Qualifications

Vote CASE-BY-CASE on proposals that establish or amend director qualifications. Votes should be based on how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board.

Vote AGAINST shareholder proposals requiring two candidates per board seat.

Filling Vacancies/Removal of Directors

Vote AGAINST proposals that provide that directors may be removed only for cause.

Vote FOR proposals to restore shareholder ability to remove directors with or without cause.

Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

Independent Chairman (Separate Chairman/CEO)

Generally vote FOR shareholder proposals requiring the position of chairman be filled by an independent director unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all of the following:

•	Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director).

•	Two-thirds independent board

•	All-independent key committees

•	Established governance guidelines

Majority of Independent Directors/Establishment of Committees

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS’s definition of independence. Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

Open Access

Vote CASE-BY-CASE on shareholder proposals asking for open access taking into account the ownership threshold specified in the proposal and the proponent’s rationale for targeting the company in terms of board and director conduct.

Stock Ownership Requirements

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

Vote CASE-BY-CASE shareholder proposals asking that the company adopt a holding or retention period for its executives (for holding stock after the vesting or exercise of equity awards), taking into account any stock ownership requirements or holding period/retention ratio already in place and the actual ownership level of executives.

Term Limits

Vote AGAINST shareholder or management proposals to limit the tenure of outside directors either through term limits or mandatory retirement ages.

3.	Proxy Contests

Voting for Director Nominees in Contested Elections

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the following factors:

•	Long-term financial performance of the target company relative to its industry; management’s track record

•	Background to the proxy contest

•	Qualifications of director nominees (both slates)

•	Evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

Confidential Voting

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4.	Antitakeover Defenses and Voting Related Issues

Advance Notice Requirements for Shareholder Proposals/Nominations Votes on advance notice proposals are determined on a CASE-BY-CASE basis, giving support to those proposals which allow shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.

Amend Bylaws without Shareholder Consent

Vote AGAINST proposals giving the board exclusive authority to amend the bylaws.

Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it.

Vote FOR shareholder proposals asking that any future pill be put to a shareholder vote.

Shareholder Ability to Act by Written Consent

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

Shareholder Ability to Call Special Meetings

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

5.	Mergers and Corporate Restructurings

Appraisal Rights

Vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

Asset Purchases

Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

•	Purchase price

•	Fairness opinion

•	Financial and strategic benefits

•	How the deal was negotiated

•	Conflicts of interest

•	Other alternatives for the business

•	Noncompletion risk.

Asset Sales

Votes on asset sales should be determined on a CASE-BY-CASE basis, considering the following factors:

•	Impact on the balance sheet/working capital

•	Potential elimination of diseconomies

•	Anticipated financial and operating benefits

•	Anticipated use of funds

•	Value received for the asset

•	Fairness opinion

•	How the deal was negotiated

•	Conflicts of interest.

Bundled Proposals

Review on a CASE-BY-CASE basis bundled or “conditioned” proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders’ best interests, vote against the proposals. If the combined effect is positive, support such proposals.

Conversion of Securities

Votes on proposals regarding conversion of securities are determined on a CASE-BY-CASE basis. When evaluating these proposals the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest. Vote FOR the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans

Votes on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan are determined on a CASE-BY-CASE basis, taking into consideration the following:

•	Dilution to existing shareholders’ position

•	Terms of the offer

•	Financial issues

•	Management’s efforts to pursue other alternatives

•	Control issues

•	Conflicts of interest.

Vote FOR the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

Formation of Holding Company

Votes on proposals regarding the formation of a holding company should be determined on a CASE-BY-CASE basis, taking into consideration the following:

•	The reasons for the change

•	Any financial or tax benefits

•	Regulatory benefits

•	Increases in capital structure

•	Changes to the articles of incorporation or bylaws of the company.

•	Absent compelling financial reasons to recommend the transaction, vote AGAINST the formation of a holding company if the transaction would include either of the following:

•	Increases in common or preferred stock in excess of the allowable maximum as calculated by the ISS Capital Structure model

•	Adverse changes in shareholder rights

Going Private Transactions (LBOs and Minority Squeezeouts)

Vote going private transactions on a CASE-BY-CASE basis, taking into account the following: offer price/premium, fairness opinion, how the deal was negotiated, conflicts of interest, other alternatives/offers considered, and noncompletion risk.

Joint Ventures

Votes CASE-BY-CASE on proposals to form joint ventures, taking into account the following: percentage of assets/business contributed, percentage ownership, financial and strategic benefits, governance structure, conflicts of interest, other alternatives, and noncompletion risk.

Liquidations

Votes on liquidations should be made on a CASE-BY-CASE basis after reviewing management’s efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

Vote FOR the liquidation if the company will file for bankruptcy if the proposal is not approved.

Mergers and Acquisitions/ Issuance of Shares to Facilitate Merger or Acquisition

Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis, determining whether the transaction enhances shareholder value by giving consideration to the following:

•	Prospects of the combined company, anticipated financial and operating benefits

•	Offer price

•	Fairness opinion

•	How the deal was negotiated

•	Changes in corporate governance

•	Change in the capital structure

•	Conflicts of interest.

Private Placements/Warrants/Convertible Debentures

Votes on proposals regarding private placements should be determined on a CASE-BY-CASE basis. When evaluating these proposals the investor should review: dilution to existing shareholders’ position, terms of the offer, financial issues, management’s efforts to pursue other alternatives, control issues, and conflicts of interest.

Vote FOR the private placement if it is expected that the company will file for bankruptcy if the transaction is not approved.

Spinoffs

Votes on spinoffs should be considered on a CASE-BY-CASE basis depending on:

•	Tax and regulatory advantages

•	Planned use of the sale proceeds

•	Valuation of spinoff

•	Fairness opinion

•	Benefits to the parent company

•	Conflicts of interest

•	Managerial incentives

•	Corporate governance changes

•	Changes in the capital structure.

Value Maximization Proposals

Vote CASE-BY-CASE on shareholder proposals seeking to maximize shareholder value by hiring a financial advisor to explore strategic alternatives, selling the company or liquidating the company and distributing the proceeds to shareholders. These proposals should be evaluated based on the following factors: prolonged poor performance with no turnaround in sight, signs of entrenched board and management, strategic plan in place for improving value, likelihood of receiving reasonable value in a sale or dissolution, and whether company is actively exploring its strategic options, including retaining a financial advisor.

6.	State of Incorporation

Control Share Acquisition Provisions

Vote FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

Vote AGAINST proposals to amend the charter to include control share acquisition provisions.

Vote FOR proposals to restore voting rights to the control shares.

Control Share Cashout Provisions

Vote FOR proposals to opt out of control share cashout statutes.

Disgorgement Provisions

Vote FOR proposals to opt out of state disgorgement provisions.

Fair Price Provisions

Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis, evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price. Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

Freezeout Provisions

Vote FOR proposals to opt out of state freezeout provisions.

Greenmail

Vote FOR proposals to adopt antigreenmail charter of bylaw amendments or otherwise restrict a company’s ability to make greenmail payments. Review on a CASE-BY-CASE basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

Reincorporation Proposals

Proposals to change a company’s state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

Stakeholder Provisions

Vote AGAINST proposals that ask the board to consider nonshareholder constituencies or other nonfinancial effects when evaluating a merger or business combination.

State Antitakeover Statutes

Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

7.	Capital Structure

Adjustments to Par Value of Common Stock

Vote FOR management proposals to reduce the par value of common stock.

Common Stock Authorization

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.

Dual-class Stock

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

•	It is intended for financing purposes with minimal or no dilution to current shareholders

•	It is not designed to preserve the voting power of an insider or significant shareholder

Issue Stock for Use with Rights Plan

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a shareholder rights plan (poison pill).

Preemptive Rights

Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights. In evaluating proposals on preemptive rights, consider the size of a company, the characteristics of its shareholder base, and the liquidity of the stock.

Preferred Stock

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock).

Vote FOR proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense).

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company’s industry and performance in terms of shareholder returns.

Recapitalization

Votes CASE-BY-CASE on recapitalizations (reclassifications of securities), taking into account the following: more simplified capital structure, enhanced liquidity, fairness of conversion terms, impact on voting power and dividends, reasons for the reclassification, conflicts of interest, and other alternatives considered.

Reverse Stock Splits

Vote FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced.

Vote FOR management proposals to implement a reverse stock split to avoid delisting.

Votes on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue should be determined on a CASE-BY-CASE basis using a model developed by ISS.

Share Repurchase Programs

Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

Stock Distributions: Splits and Dividends

Vote FOR management proposals to increase the common share authorization for a stock split or share dividend, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance as determined using a model developed by ISS.

Tracking Stock

Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis, weighing the strategic value of the transaction against such factors as: adverse governance changes, excessive increases in authorized capital stock, unfair method of distribution, diminution of voting rights, adverse conversion features, negative impact on stock option plans, and other alternatives such as spinoff.

8.	Executive and Director Compensation

Votes with respect to equity-based compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC’s rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders’ equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered along with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Our model determines a company-specific allowable pool of shareholder wealth that may be transferred from the company to plan participants, adjusted for:

•	Long-term corporate performance (on an absolute basis and relative to a standard industry peer group and an appropriate market index),

•	Cash compensation, and

•	Categorization of the company as emerging, growth, or mature.

These adjustments are pegged to market capitalization.

Vote AGAINST plans that expressly permit the repricing of underwater stock options without shareholder approval. Generally vote AGAINST plans in which the CEO participates if there is a disconnect between the CEO’s pay and company performance (an increase in pay and a decrease in performance) and the main source of the pay increase (over half) is equity-based. A decrease in performance is based on negative one- and three-year total shareholder returns. An increase in pay is based on the CEO’s total direct compensation (salary, cash bonus, present value of stock options, face value of restricted stock, face value of long-term incentive plan payouts, and all other compensation) increasing over the previous year. Also WITHHOLD votes from the Compensation Committee members.

Director Compensation

Votes on compensation plans for directors are determined on a CASE-BY-CASE basis, using a proprietary, quantitative model developed by ISS.

Stock Plans in Lieu of Cash

Votes for plans which provide participants with the option of taking all or a portion of their cash compensation in the form of stock are determined on a CASE-BY-CASE basis.

Vote FOR plans which provide a dollar-for-dollar cash for stock exchange.

Votes for plans which do not provide a dollar-for-dollar cash for stock exchange should be determined on a CASE-BY-CASE basis using a proprietary, quantitative model developed by ISS.

Director Retirement Plans

Vote AGAINST retirement plans for nonemployee directors.

Vote FOR shareholder proposals to eliminate retirement plans for nonemployee directors.

Management Proposals Seeking Approval to Reprice Options

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

•	Historic trading patterns

•	Rationale for the repricing

•	Value-for-value exchange

•	Option vesting

•	Term of the option

•	Exercise price

•	Participation.

Employee Stock Purchase Plans

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

•	Purchase price is at least 85 percent of fair market value

•	Offering period is 27 months or less, and

•	The number of shares allocated to the plan is ten percent or less of the outstanding shares Vote AGAINST employee stock purchase plans where any of the following apply:

•	Purchase price is less than 85 percent of fair market value, or

•	Offering period is greater than 27 months, or

•	The number of shares allocated to the plan is more than ten percent of the outstanding shares

Incentive Bonus Plans and Tax Deducibility Proposals (OBRA-Related Compensation Proposals)

Vote FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m).

Vote FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.

Votes to amend existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m) should be considered on a CASE-BY-CASE basis using a proprietary, quantitative model developed by ISS.

Generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

Employee Stock Ownership Plans (ESOPs)

Vote FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares.)

401(k) Employee Benefit Plans

Vote FOR proposals to implement a 401(k) savings plan for employees.

Shareholder Proposals Regarding Executive and Director Pay

Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders’ needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

Vote AGAINST shareholder proposals requiring director fees be paid in stock only.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

Option Expensing

Generally vote FOR shareholder proposals asking the company to expense stock options, unless the company has already publicly committed to expensing options by a specific date.

Performance-Based Stock Options

Generally vote FOR shareholder proposals advocating the use of performance-based stock options (indexed, premium-priced, and performance-vested options), unless:

•	The proposal is overly restrictive (e.g., it mandates that awards to all employees must be performance based or all awards to top executives must be a particular type, such as indexed options)

•	The company demonstrates that it is using a substantial portion of performance-based awards for its top executives

Golden Parachutes and Executive Severance Agreements

Vote FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include the following:

•	The parachute should be less attractive than an ongoing employment opportunity with the firm

•	The triggering mechanism should be beyond the control of management

•	The amount should not exceed three times base salary plus guaranteed benefits

Pension Plan Income Accounting

Generally vote FOR shareholder proposals to exclude pension plan income in the calculation of earnings used in determining executive bonuses/compensation.

Supplemental Executive Retirement Plans (SERPs)

Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.

9.	Social and Environmental Issues

CONSUMER ISSUES AND PUBLIC SAFETY

Animal Rights

Vote CASE-BY-CASE on proposals to phase out the use of animals in product testing, taking into account:

•	The nature of the product and the degree that animal testing is necessary or federally mandated (such as medical products),

•	The availability and feasibility of alternatives to animal testing to ensure product safety, and

•	The degree that competitors are using animal-free testing.

•	Generally vote FOR proposals seeking a report on the company’s animal welfare standards unless:

•	The company has already published a set of animal welfare standards and monitors compliance

•	The company’s standards are comparable to or better than those of peer firms, and

•	There are no serious controversies surrounding the company’s treatment of animals

Drug Pricing

Vote CASE-BY-CASE on proposals asking the company to implement price restraints on pharmaceutical products, taking into account:

•	Whether the proposal focuses on a specific drug and region

•	Whether the economic benefits of providing subsidized drugs (e.g., public goodwill) outweigh the costs in terms of reduced profits, lower R&D spending, and harm to competitiveness

•	The extent that reduced prices can be offset through the company’s marketing budget without affecting R&D spending

•	Whether the company already limits price increases of its products

•	Whether the company already contributes life-saving Pharmaceuticals to the needy and Third World countries

•	The extent that peer companies implement price restraints

Genetically Modified Foods

Vote AGAINST proposals asking companies to voluntarily label genetically engineered (GE) ingredients in their products or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.

Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:

•	The relevance of the proposal in terms of the company’s business and the proportion of it affected by the resolution

•	The quality of the company’s disclosure on GE product labeling and related voluntary initiatives and how this disclosure compares with peer company disclosure

•	Company’s current disclosure on the feasibility of GE product labeling, including information on the related costs • Any voluntary labeling initiatives undertaken or considered by the company.

Vote CASE-BY-CASE on proposals asking for the preparation of a report on the financial, legal, and environmental impact of continued use of GE ingredients/seeds.

•	The relevance of the proposal in terms of the company’s business and the proportion of it affected by the resolution

•	The quality of the company’s disclosure on risks related to GE product use and how this disclosure compares with peer company disclosure

•	The percentage of revenue derived from international operations, particularly in Europe, where GE products are more regulated and consumer backlash is more pronounced.

Vote AGAINST proposals seeking a report on the health and environmental effects of genetically modified organisms (GMOs). Health studies of this sort are better undertaken by regulators and the scientific community.

Vote AGAINST proposals to completely phase out GE ingredients from the company’s products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company’s products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to federal regulators) that outweigh the economic benefits derived from biotechnology.

Handguns

Generally vote AGAINST requests for reports on a company’s policies aimed at curtailing gun violence in the United States unless the report is confined to product safety information. Criminal misuse of firearms is beyond company control and instead falls within the purview of law enforcement agencies.

HIV/AIDS

Vote CASE-BY-CASE on requests for reports outlining the impact of the health pandemic (HIV/AIDS, malaria and tuberculosis) on the company’s Sub-Saharan operations and how the company is responding to it, taking into account:

•	The nature and size of the company’s operations in Sub-Saharan Africa and the number of local employees

•	The company’s existing healthcare policies, including benefits and healthcare access for local workers

•	Company donations to healthcare providers operating in the region

Vote CASE-BY-CASE on proposals asking companies to establish, implement, and report on a standard of response to the HIV/AIDS, tuberculosis and malaria health pandemic in Africa and other developing countries, taking into account:

•	The company’s actions in developing countries to address HIV/AIDS, tuberculosis and malaria, including donations of pharmaceuticals and work with public health organizations

•	The company’s initiatives in this regard compared to those of peer companies

Predatory Lending

Vote CASE-BY CASE on requests for reports on the company’s procedures for preventing predatory lending, including the establishment of a board committee for oversight, taking into account:

•	Whether the company has adequately disclosed mechanisms in place to prevent abusive lending practices

•	Whether the company has adequately disclosed the financial risks of its subprime business

•	Whether the company has been subject to violations of lending laws or serious lending controversies

•	Peer companies’ policies to prevent abusive lending practices.

Tobacco

Most tobacco-related proposals should be evaluated on a CASE-BY-CASE basis, taking into account the following factors:

Second-hand smoke:

•	Whether the company complies with all local ordinances and regulations

•	The degree that voluntary restrictions beyond those mandated by law might hurt the company’s competitiveness

•	The risk of any health-related liabilities.

Advertising to youth:

•	Whether the company complies with federal, state, and local laws on the marketing of tobacco or if it has been fined for violations

•	Whether the company has gone as far as peers in restricting advertising

•	Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth

•	Whether restrictions on marketing to youth extend to foreign countries Cease production of tobacco-related products or avoid selling products to tobacco companies:

•	The percentage of the company’s business affected

•	The economic loss of eliminating the business versus any potential tobacco-related liabilities.

•	Spinoff tobacco-related businesses:

•	The percentage of the company’s business affected

•	The feasibility of a spinoff

•	Potential future liabilities related to the company’s tobacco business.

Stronger product warnings:

Vote AGAINST proposals seeking stronger product warnings. Such decisions are better left to public health authorities.

Investment in tobacco stocks:

Vote AGAINST proposals prohibiting investment in tobacco equities. Such decisions are better left to portfolio managers.

ENVIRONMENT AND ENERGY

Arctic National Wildlife Refuge

Vote CASE-BY-CASE on reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR), taking into account:

•	Whether there are publicly available environmental impact reports;

•	Whether the company has a poor environmental track record, such as violations of federal and state regulations or accidental spills; and

•	The current status of legislation regarding drilling in ANWR.

CERES Principles

Vote CASE-BY-CASE on proposals to adopt the CERES Principles, taking into account:

•	The company’s current environmental disclosure beyond legal requirements, including environmental health and safety (EHS) audits and reports that may duplicate CERES

•	The company’s environmental performance record, including violations of federal and state regulations, level of toxic emissions, and accidental spills

•	Environmentally conscious practices of peer companies, including endorsement of CERES

•	Costs of membership and implementation.

Environmental-Economic Risk Report

Vote CASE-by-CASE on proposals requesting reports assessing economic risks of environmental pollution or climate change, taking into account whether the company has clearly disclosed the following in its public documents:

•	Approximate costs of complying with current or proposed environmental laws

•	Steps company is taking to reduce greenhouse gasses or other environmental pollutants

•	Measurements of the company’s emissions levels

•	Reduction targets or goals for environmental pollutants including greenhouse gasses

Environmental Reports

Generally vote FOR requests for reports disclosing the company’s environmental policies unless it already has well documented environmental management systems that are available to the public.

Global Warming

Generally vote FOR reports on the level of greenhouse gas emissions from the company’s operations and products, unless the report is duplicative of the company’s current environmental disclosure and reporting or is not integral to the company’s line of business. However, additional reporting may be warranted if:

•	The company’s level of disclosure lags that of its competitors, or

•	The company has a poor environmental track record, such as violations of federal and state regulations.

Recycling

Vote CASE-BY-CASE on proposals to adopt a comprehensive recycling strategy, taking into account:

•	The nature of the company’s business and the percentage affected

•	The extent that peer companies are recycling

•	The timetable prescribed by the proposal

•	The costs and methods of implementation

•	Whether the company has a poor environmental track record, such as violations of federal and state regulations.

Renewable Energy

Vote CASE-BY-CASE on proposals to invest in renewable energy sources, taking into account:

•	The nature of the company’s business and the percentage affected

•	The extent that peer companies are switching from fossil fuels to cleaner sources

•	The timetable and specific action prescribed by the proposal

•	The costs of implementation

•	The company’s initiatives to address climate change

Generally vote FOR requests for reports on the feasibility of developing renewable energy sources, unless the report is duplicative of the company’s current environmental disclosure and reporting or is not integral to the company’s line of business.

Sustainability Report

Generally vote FOR proposals requesting the company to report on its policies and practices related to social, environmental, and economic sustainability, unless the company is already reporting on its sustainability initiatives through existing reports such as:

•	A combination of an EHS or other environmental report, code of conduct, and/or supplier/vendor standards, and equal opportunity and diversity data and programs, all of which are publicly available, or

•	A report based on Global Reporting Initiative (GRI) or similar guidelines.

Vote FOR shareholder proposals asking companies to provide a sustainability report applying the GRI guidelines unless:

•	The company already has a comprehensive sustainability report or equivalent addressing the essential elements of the GRI guidelines or

•	The company has publicly committed to using the GRI format by a specific date

GENERAL CORPORATE ISSUES

Link Executive Compensation to Social Performance

Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities. Such resolutions should be evaluated in the context of:

•	The relevance of the issue to be linked to pay

•	The degree that social performance is already included in the company’s pay structure and disclosed

•	The degree that social performance is used by peer companies in setting pay

•	Violations or complaints filed against the company relating to the particular social performance measure

•	Artificial limits sought by the proposal, such as freezing or capping executive pay

•	Independence of the compensation committee

•	Current company pay levels.

Charitable/Political Contributions

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	The company is in compliance with laws governing corporate political activities, and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and not coercive.

Vote AGAINST proposals to report or publish in newspapers the company’s political contributions. Federal and state laws restrict the amount of corporate contributions and include reporting requirements.

Vote AGAINST proposals disallowing the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals restricting the company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which contributions are in the best interests of the company.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

LABOR STANDARDS AND HUMAN RIGHTS

China Principles

Vote AGAINST proposals to implement the China Principles unless:

•	There are serious controversies surrounding the company’s China operations, and

•	The company does not have a code of conduct with standards similar to those promulgated by the International Labor Organization (ILO).

Country-specific human rights reports

Vote CASE-BY-CASE on requests for reports detailing the company’s operations in a particular country and steps to protect human rights, based on:

•	The nature and amount of company business in that country

•	The company’s workplace code of conduct

•	Proprietary and confidential information involved

•	Company compliance with U.S. regulations on investing in the country

•	Level of peer company involvement in the country.

International Codes of Conduct/Vendor Standards

Vote CASE-BY-CASE on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring. In evaluating these proposals, the following should be considered:

•	The company’s current workplace code of conduct or adherence to other global standards and the degree they meet the standards promulgated by the proponent

•	Agreements with foreign suppliers to meet certain workplace standards

•	Whether company and vendor facilities are monitored and how

•	Company participation in fair labor organizations

•	Type of business

•	Proportion of business conducted overseas

•	Countries of operation with known human rights abuses

•	Whether the company has been recently involved in significant labor and human rights controversies or violations

•	Peer company standards and practices

•	Union presence in company’s international factories

•	Generally vote FOR reports outlining vendor standards compliance unless any of the following apply:

•	The company does not operate in countries with significant human rights violations

•	The company has no recent human rights controversies or violations, or

•	The company already publicly discloses information on its vendor standards compliance.

MacBride Principles

Vote CASE-BY-CASE on proposals to endorse or increase activity on the MacBride Principles, taking into account:

•	Company compliance with or violations of the Fair Employment Act of 1989

•	Company antidiscrimination policies that already exceed the legal requirements

•	The cost and feasibility of adopting all nine principles

•	The cost of duplicating efforts to follow two sets of standards (Fair Employment and the MacBride Principles)

•	The potential for charges of reverse discrimination

•	The potential that any company sales or contracts in the rest of the United Kingdom could be negatively impacted

•	The level of the company’s investment in Northern Ireland

•	The number of company employees in Northern Ireland

•	The degree that industry peers have adopted the MacBride Principles

•	Applicable state and municipal laws that limit contracts with companies that have not adopted the MacBride Principles.

MILITARY BUSINESS

Foreign Military Sales/Offsets

Vote AGAINST reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

Landmines and Cluster Bombs

Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in antipersonnel landmine production, taking into account:

•	Whether the company has in the past manufactured landmine components

•	Whether the company’s peers have renounced future production

•	Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in cluster bomb production, taking into account:

•	What weapons classifications the proponent views as cluster bombs

•	Whether the company currently or in the past has manufactured cluster bombs or their components

•	The percentage of revenue derived from cluster bomb manufacture

•	Whether the company’s peers have renounced future production

Nuclear Weapons

Vote AGAINST proposals asking a company to cease production of nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Components and delivery systems serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company’s business.

Operations in Nations Sponsoring Terrorism (Iran)

Vote CASE-BY-CASE on requests for a board committee review and report outlining the company’s financial and reputational risks from its operations in Iran, taking into account current disclosure on:

•	The nature and purpose of the Iranian operations and the amount of business involved (direct and indirect revenues and expenses) that could be affected by political disruption

•	Compliance with U.S. sanctions and laws

Spaced-Based Weaponization

Generally vote FOR reports on a company’s involvement in spaced-based weaponization unless:

•	The information is already publicly available or

•	The disclosures sought could compromise proprietary information.

WORKPLACE DIVERSITY

Board Diversity

Generally vote FOR reports on the company’s efforts to diversify the board, unless:

•	The board composition is reasonably inclusive in relation to companies of similar size and business or

•	The board already reports on its nominating procedures and diversity initiatives.

•	Vote CASE-BY-CASE on proposals asking the company to increase the representation of women and minorities on the board, taking into account:

•	The degree of board diversity

•	Comparison with peer companies

•	Established process for improving board diversity

•	Existence of independent nominating committee

•	Use of outside search firm

•	History of EEO violations.

Equal Employment Opportunity (EEO)

Generally vote FOR reports outlining the company’s affirmative action initiatives unless all of the following apply:

•	The company has well-documented equal opportunity programs

•	The company already publicly reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and

•	The company has no recent EEO-related violations or litigation.

Vote AGAINST proposals seeking information on the diversity efforts of suppliers and service providers, which can pose a significant cost and administration burden on the company.

Glass Ceiling

Generally vote FOR reports outlining the company’s progress towards the Glass Ceiling Commission’s business recommendations, unless:

•	The composition of senior management and the board is fairly inclusive

•	The company has well-documented programs addressing diversity initiatives and leadership development

•	The company already issues public reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and

•	The company has had no recent, significant EEO-related violations or litigation

Sexual Orientation

Vote FOR proposals seeking to amend a company’s EEO statement in order to prohibit discrimination based on sexual orientation, unless the change would result in excessive costs for the company.

Vote AGAINST proposals to ext end company benefits to or eliminate benefits from domestic partners. Benefits decisions should be left to the discretion of the company.

10.	Mutual Fund Proxies

Election of Directors

Vote the election of directors on a CASE-BY-CASE basis, considering the following factors: board structure; director independence and qualifications; and compensation of directors within the fund and the family of funds attendance at board and committee meetings.

Votes should be withheld from directors who:

•	attend less than 75 percent of the board and committee meetings

•	without a valid excuse for the absences. Valid reasons include illness or

•	absence due to company business. Participation via telephone is acceptable.

•	In addition, if the director missed only one meeting or one day’s

•	meetings, votes should not be withheld even if such absence dropped the

•	director’s attendance below 75 percent.

•	ignore a shareholder proposal that is approved by a majority of shares

•	outstanding;

•	ignore a shareholder proposal that is approved by a majority of the

•	votes cast for two consecutive years;

•	are interested directors and sit on the audit or nominating committee; or

•	are interested directors and the full board serves as the audit or

•	nominating committee or the company does not have one of these

•	committees.

Converting Closed-end Fund to Open-end Fund

Vote conversion proposals on a CASE-BY-CASE basis, considering the following factors: past performance as a closed-end fund; market in which the fund invests; measures taken by the board to address the discount; and past shareholder activism, board activity, and votes on related proposals.

Proxy Contests

Votes on proxy contests should be determined on a CASE-BY-CASE basis, considering the following factors:

•	Past performance relative to its peers

•	Market in which fund invests

•	Measures taken by the board to address the issues

•	Past shareholder activism, board activity, and votes on related proposals

•	Strategy of the incumbents versus the dissidents

•	Independence of directors

•	Experience and skills of director candidates

•	Governance profile of the company

•	Evidence of management entrenchment

Investment Advisory Agreements

Votes on investment advisory agreements should be determined on a CASE-BY-CASE basis, considering the following factors:

•	Proposed and current fee schedules

•	Fund category/investment objective

•	Performance benchmarks

•	Share price performance as compared with peers

•	Resulting fees relative to peers

•	Assignments (where the advisor undergoes a change of control)

Approving New Classes or Series of Shares

Vote FOR the establishment of new classes or series of shares.

Preferred Stock Proposals

Votes on the authorization for or increase in preferred shares should be determined on a CASE-BY-CASE basis, considering the following factors: stated specific financing purpose, possible dilution for common shares, and whether the shares can be used for antitakeover purposes

1940 Act Policies

Votes on 1940 Act policies should be determined on a CASE-BY-CASE basis, considering the following factors: potential competitiveness; regulatory developments; current and potential returns; and current and potential risk. Generally vote FOR these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with t he current SEC interpretation.

Changing a Fundamental Restriction to a Nonfundamental Restriction

Proposals to change a fundamental restriction to a nonfundamental restriction should be evaluated on a CASE-BYCASE basis, considering the following factors: the fund’s target investments, the reasons given by the fund for the change, and the projected impact of the change on the portfolio.

Change Fundamental Investment Objective to Nonfundamental

Vote AGAINST proposals to change a fund’s fundamental investment objective to nonfundamental.

Name Change Proposals

Votes on name change proposals should be determined on a CASE-BY-CASE basis, considering the following factors: political/economic changes in the target market, consolidation in the target market, and current asset composition

Change in Fund’s Subclassification

Votes on changes in a fund’s subclassification should be determined on a CASE-BY-CASE basis, considering the following factors: potential competitiveness, current and potential returns, risk of concentration, and consolidation in target industry

Disposition of Assets/Termination/Liquidation

Vote these proposals on a CASE-BY-CASE basis, considering the following factors: strategies employed to salvage the company; the fund’s past performance; and terms of the liquidation.

Changes to the Charter Document

Votes on changes to the charter document should be determined on a CASE-BY-CASE basis, considering the following factors:

•	The degree of change implied by the proposal

•	The efficiencies that could result

•	The state of incorporation

•	Regulatory standards and implications

Vote AGAINST any of the following changes:

•	Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series

•	Removal of shareholder approval requirement for amendments to the new declaration of trust

•	Removal of shareholder approval requirement to amend the fund’s management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act

•	Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund’s shares

•	Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements

•	Removal of shareholder approval requirement to change the domicile of the fund

Changing the Domicile of a Fund

Vote reincorporations on a CASE-BY-CASE basis, considering the following factors: regulations of both states; required fundamental policies of both states; and the increased flexibility available.

Authorizing the Board to Hire and Terminate Subadvisors Without

Shareholder Approval

Vote AGAINST proposals authorizing the board to hire/terminate subadvisors without shareholder approval.

Distribution Agreements

Vote these proposals on a CASE-BY-CASE basis, considering the following factors: fees charged to comparably sized funds with similar objectives, the proposed distributor’s reputation and past performance, the competitiveness of the fund in the industry, and terms of the agreement.

Master-Feeder Structure

Vote FOR the establishment of a master-feeder structure.

Mergers

Vote merger proposals on a CASE-BY-CASE basis, considering the following factors: resulting fee structure, performance of both funds, continuity of management personnel, and changes in corporate governance and their impact on shareholder rights.

Shareholder Proposals to Establish Director Ownership Requirement

Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

Shareholder Proposals to Reimburse Shareholder for Expenses Incurred

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

Shareholder Proposals to Terminate the Investment Advisor

Vote to terminate the investment advisor on a CASE-BY-CASE basis, considering the following factors: performance of the fund’s NAV, the fund’s history of shareholder relations, and the performance of other funds under the advisor’s management.

Exhibit 1

INITIAL PERSONAL SECURITIES HOLDINGS REPORT

In accordance with AQR’s Code of Ethics, please provide a list of all accounts that have Covered Securities in which you or a Member of Household have Beneficial Interest. This includes not only securities held by brokers and futures commission merchants (FCMs), but also securities held at home, in safe deposit boxes, or by an issuer.

Name On Account	Name of Broker	Account Number	Brokers Phone #

_____________	_____________	_____________	_____________

_____________	_____________	_____________	_____________

_____________	_____________	_____________	_____________

_____________	_____________	_____________	_____________

_____________	_____________	_____________	_____________

For each account, listed above, attach the most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below. (For each Private Placement please complete the Limited Offering and Private Placement Approval form):

	Name of Security	Quantity	Value	Custodian

1.

2.

3.

4.

(Attach separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities in my Covered Accounts and related accounts.

Employee Signature

Print Name

Date:

Exhibit 2

QUARTERLY TRANSACTION REPORT

Note: This form must be completed and submitted by each employee to the CCO within 10 days after the end of each calendar quarter.

For the calendar quarter ended                             .

The following Covered Security Transactions defined by the Code occurred but were not reported by duplicate confirmations or statements submitted to the CCO.

Trade Date	Buy/Sell	Issuer	Shares/Amount	Broker/Dealer

Name (printed)	Signature

Date

Exhibit 3

LIMITED OFFERING AND PRIVATE PLACEMENT APPROVAL

Personal Information:

Name:	Group:

Investment Information:

Date of initial investment:

Amount of investment:	Percentage owned:

Issuer (Company) Name:

Type of investment:

Is there any relationship between the Company and AQR

Will you provide a service to this firm, other than a passive investment?

Name of Senior Officers of Company:

How did you learn of the opportunity?

Please attach supporting documents (e.g. offering circular, PPM, subscription agreement...).

Certification

To the best of my knowledge,

a)	all of the information listed above accurate;

b)	this transaction is not potentially harmful to any client portfolios, managed by AQR;

c)	none of the client portfolios managed by AQR has a pending order in the security listed above; and

d)	the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any accounts managed by AQR.

I will notify AQR if and when I learn of the company going public or of any expected public offering by the company.

Signature

DEPARTMENTAL USE

Date	Received:
Date	Approved/Disapproved: Approved By:

Exhibit 4

ANNUAL PERSONAL HOLDINGS REPORT

(Note: This form must be completed and submitted by each employee to the CCO By

January 30th of each year.)

The broker/dealer and bank statements that I have directed to be sent to the CCO list accurately, as of a date no earlier than December 31st of the previous year, each Covered Security holding in which I had a direct or indirect Beneficial Ownership or which is otherwise reportable under the Code, except for the additions/changes noted below:

Security	Amount	Broker/Dealer, Bank or Self Custody	Is this a change to a statement or an additional holding?

Holdings as of                                         , 20

Name (printed)	Signature

Date

Exhibit 5

AOR’S CODE OF ETHICS CERTIFICATION

I certify that I have read AQR’s Code of Ethics and the Policy To Prevent the Misuse of Non-Public Information therein and understand such policies and procedures, and agree to abide in all respects to their terms. I also understand that a violation of any firm policy may subject me to disciplinary action, including termination of employment.

Date:

(Print name)

(Signature)

The Compliance Manual can be viewed on our shared drive:

N:/Compliance Manual/AQR Compliance Manual 7-30-04

Exhibit 6

ACTIVITIES OUTSIDE OF AQR

In accordance with AQR’s Code of Ethics, I wish to advise the CCO of the following outside activity, so as to avoid any possible conflict of interest as it relates to my current position with the firm.

Date:

Name:	Group:

Name of Outside Organization:

Address:

Business Activity (e.g. advisor, broker/dealer...):

Function or title:

Compensation (direct/indirect/none):

Are you an investor in the organization?

Will you exercise discretion over financial matters?

Organization Type: Public/Non-public/Charitable:

Does AQR have a business relationship with the organization?

Possible Conflict of Interest:

I understand that my first priority is to AQR. At all times I will continue to abide by the Code of Ethics, especially those elements that may involve ethical behavior, client information, release of material non-public (“insider”) information, personal trading, company supplied research material, proprietary information/computer systems data or programs and/or the purchase/sale of securities involving AQR clients. Further, I will make it known to all necessary parties that my involvement with any other organization is not meant financially or otherwise to benefit or involve AQR. I will not use my position with AQR or use the AQR name or any association with AQR as part of my involvement with this outside activity. No contribution or compensation that I may make or receive, whether direct or indirect, is to be construed as a direct or indirect arrangement with AQR. Should any of the above information change, I will notify my supervisors and the CCO immediately. In addition, should I become aware of any public offerings by the non-AQR company, or should I purchase or be granted additional shares of stock in the non-AQR company, I will immediately advise the CCO and submit any necessary supplemental documentation.

Signature:	Date:

Approved: Date:

Exhibit 7

SUSPICIOUS CONDITION STATEMENT

Submitter

Date ______________________________________

Name _____________________________________	Department ____________________________________

Client/Potential Client

Name or Name of Entity _____________________________	Full Address ___________________________________

SSN, EIN or TIN ___________________________________	Country _______________________________________

Occupation/Type of Business ________________________	Names of Financial Intermediaries ____________________

Suspicious Activity Information

Date or date range of suspicious activity	Total dollar amount involved in known or suspicious activity:
From / / To / / MM DD YYYY MM DD YYYY	$ , , .00

Summary characterization of suspicious activity:

Please submit completed form to the CCO.

Please keep in mind that AQR’s CCO will report incidents detailed on SCSs to government authorities only after careful review and substantiation.